UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.         )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to § 240.14a-12.

MEDALLION FINANCIAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement,

if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

MEDALLION FINANCIAL CORP.

437 Madison Avenue, 38th Floor

New York, New York 10022

April 30, 2009

Dear Medallion Financial Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Medallion Financial Corp. to be held on June 5, 2009, at 10:00 a.m., Eastern Daylight Saving Time, at The Harmonie Club, located at 4 East 60th Street, New York, New York 10022.

Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting of Shareholders and the attached Proxy Statement.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. You may vote by mailing a completed proxy card as an alternative to voting in person at the meeting. Voting by this method will ensure that your shares will be represented at the Annual Meeting

Thank you for your cooperation.

Sincerely,

ALVIN MURSTEIN

Chairman of the Board of Directors and Chief Executive Officer

MEDALLION FINANCIAL CORP.

437 Madison Avenue, 38th Floor

New York, New York 10022

(212) 328-2100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 5, 2009

The Annual Meeting of Shareholders, or the Annual Meeting, of Medallion Financial Corp. (except where the context suggests otherwise, the terms the “Company,” “we,” “us” and “our” refer to Medallion Financial Corp.) will be held on June 5, 2009 at 10:00 a.m., Eastern Daylight Saving Time at The Harmonie Club, located at 4 East 60th Street, New York, New York 10022, to consider and act upon the following matters:

1.	To elect three directors to serve until the 2012 Annual Meeting of Shareholders;

2.	To ratify the selection of Weiser LLP as our independent registered public accounting firm for the year ending December 31, 2009;

3.	To vote on a non-binding advisory resolution to approve executive compensation;

4.	To approve the adoption of our 2009 Employee Restricted Stock Plan;

5.	To approve the amendment to our 2006 Non-Employee Director Stock Option Plan; and

6.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 21, 2009 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of 10 days prior to the meeting during regular business hours at our principal offices located at the address listed above. All shareholders are cordially invited to attend the Annual Meeting.

Important Notice Regarding the Availability of

Proxy Materials for the Shareholders

Meeting to be Held on June 5, 2009

The proxy statement and 2008 Annual Report to shareholders are available at [                    ].

By Order of the Board of Directors,

MARIE RUSSO

Secretary

New York, New York

April 30, 2009

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOUR VOTE IS IMPORTANT. YOU MAY VOTE BY COMPLETING AND MAILING THE ENCLOSED PROXY OR VOTER INSTRUCTION CARD. PLEASE FILL OUT AND RETURN THE PROXY CARD PROMPTLY. FOR DETAILED INFORMATION REGARDING VOTING INSTRUCTIONS, PLEASE REFER TO THE SECTION ENTITLED “QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING / HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?” ON PAGE 3 OF THE PROXY STATEMENT. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

2009 ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

MEDALLION FINANCIAL CORP.

437 Madison Avenue, 38th Floor

New York, New York 10022

(212) 328-2100

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

June 5, 2009

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting to be held on June 5, 2009 and at any adjournments or postponements of the Annual Meeting. The purposes of the Annual Meeting are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at 10:00 a.m. Eastern Daylight Saving Time at The Harmonie Club, located at 4 East 60th Street, New York, New York 10022. The date of the mailing of this proxy statement and accompanying proxy is on or about April 30, 2009. All shares of common stock will be voted in accordance with the shareholders’ instructions.

Shareholders are entitled to one vote per share on all matters voted upon at the Annual Meeting. Shareholders do not have the right to cumulate their votes for directors. The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of common stock outstanding on April 21, 2009 will constitute a quorum. If the accompanying proxy is properly signed and timely returned to American Stock Transfer & Trust Company and not revoked, it will be voted in accordance with the instructions contained therein.

Unless contrary instructions are given, the persons designated as proxy holders on the accompanying proxy card will vote:

(i)	FOR the Board of Directors’ nominees;

(ii)	FOR ratification of Weiser LLP as our independent registered public accounting firm for the year ending December 31, 2009;

(iii)	FOR the approval of a non-binding advisory resolution regarding executive compensation;

(iv)	FOR the approval of the adoption of our 2009 Employee Restricted Stock Plan;

(v)	FOR the approval of the amendment to our 2006 Non-Employee Director Stock Option Plan; and

(iv)	if any other matters properly come before the Annual Meeting, in accordance with their best judgment on such matters.

Any proxy may be revoked by a shareholder at any time before its exercise by delivery of a written revocation to American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038. The powers of the proxy holder with respect to a particular proxy will be suspended if the person executing that proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not in itself constitute revocation of the proxy. Shareholders have no dissenters’ rights of appraisal in connection with any matter being presented at the Annual Meeting.

VOTING SECURITIES AND VOTES REQUIRED

On April 21, 2009, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, an aggregate of [                ] shares of our common stock, or Common Stock, at $0.01 par value per share, were outstanding and entitled to vote. Shareholders are entitled to one vote per share.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting shall be necessary to constitute a quorum for the transaction of business. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken. A plurality of the votes cast is required for the election of directors. A majority of the votes cast is required for all other matters. Abstentions and broker non-votes will be considered as present for quorum purposes but will not be counted as votes cast. Abstentions and broker non-votes will have no effect on the matters to be voted on at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND

THE ANNUAL MEETING

Q:	WHY AM I RECEIVING THESE MATERIALS?

A:	Our Board of Directors is providing these proxy materials for you in connection with the Annual Meeting, which will take place on June 5, 2009. As a shareholder, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q:	WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A:	The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Our 2008 Annual Report, including our 2008 consolidated financial statements, is also enclosed.

Q:	WHAT WILL BE VOTED ON AT THE MEETING?

A:	There are five matters scheduled to be voted on at the Annual Meeting:

•	The election of three directors to serve until the 2012 Annual Meeting of Shareholders;

•	The ratification of Weiser LLP as our independent registered public accounting firm for the year ending December 31, 2009;

•	The approval of a non-binding advisory resolution regarding executive compensation;

•	The approval of the adoption of our 2009 Employee Restricted Stock Plan; and

•	The approval of the amendment to our 2006 Non-Employee Director Stock Option Plan.

Q:	WHAT IS OUR VOTING RECOMMENDATION?

A:	Our Board of Directors recommends that you vote your shares “FOR” the matters listed above.

Q:	WHAT SHARES CAN I VOTE?

A:	All shares owned by you as of the close of business on April 21, 2009, the record date, may be voted by you. These shares include (1) shares held directly in your name as the shareholder of record, including shares purchased through our Dividend Reinvestment Plan, (2) shares held for you as the beneficial owner through a stockbroker or bank, and (3) shares purchased through our 401(k) Investment Plan.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A:	Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

SHAREHOLDER OF RECORD

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy for you to use.

BENEFICIAL OWNER

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee on how to vote your shares.

Q:	HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

A:	Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE ANNUAL MEETING. SHARES HELD IN STREET NAME MAY BE VOTED IN PERSON BY YOU ONLY IF YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES.

Q:	HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?

A:	Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in “HOW ARE VOTES COUNTED?”.

Q:	CAN I CHANGE MY VOTE?

A:	You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by delivery of a written revocation to American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038 or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q:	HOW ARE VOTES COUNTED?

A:

In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors. The election of our directors requires a plurality of the votes cast, so abstentions and broker non-votes will not be counted in determining which nominees received the largest number of votes cast.

This means the nominees for election to the Board of Directors at the Annual Meeting who receive the largest number of properly cast “FOR” votes will be elected as directors.

The approval of all other proposals require the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will have no effect on the results of the votes on such proposals.

Q:	WHAT IS THE QUORUM REQUIREMENT FOR THE ANNUAL MEETING?

A:	The quorum requirement for holding the meeting and transacting business is the presence in person or by proxy of the holders of a majority of the shares issued and outstanding and entitled to vote. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner, and (2) the broker lacks discretionary voting power to vote such shares.

Q:	WHAT IS THE VOTING REQUIREMENT TO APPROVE THE PROPOSALS?

A:	Approval of the director nominees require a plurality of the votes cast at the Annual Meeting, in person or by proxy. Approval of all other matters requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting, in person or by proxy.

If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute broker non-votes, as described in “WHAT IS THE QUORUM REQUIREMENT FOR THE ANNUAL MEETING?” above.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION CARD?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A:	We will announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2009.

Q:	WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE ANNUAL MEETING?

A:	Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:	WHAT CLASSES OF SHARES ARE ENTITLED TO BE VOTED?

A:	Each share of our Common Stock outstanding as of the close of business on April 21, 2009, the record date, is entitled to vote on all items being voted upon at the Annual Meeting. On the record date, we had approximately [ ] shares of Common Stock issued and outstanding.

Q:	WHO WILL COUNT THE VOTES?

A:	A representative of American Stock Transfer & Trust Company, our transfer agent, will tabulate the votes and act as the inspector of election.

Q:	IS MY VOTE CONFIDENTIAL?

A:	Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within us or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board of Directors. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to our management.

Q:	WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?

A:	We will pay the entire cost of the proxy preparation and solicitation, including reimbursing brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders. We have retained The Altman Group, Inc. to act as a proxy solicitor for a fee of approximately $8,000, plus reimbursement of out-of-pocket expenses. We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees as well as our proxy solicitor may solicit proxies in person, by telephone or by electronic communication. Our directors, officers and regular employees will not receive any additional compensation for such solicitation activities.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of April 21, 2009, regarding the ownership of our Common Stock by (i) the persons known by us to own more than five percent of the outstanding shares, (ii) all of our directors and nominees, (iii) each of our executive officers named in the Summary Compensation Table, and (iv) all of our directors and executive officers as a group. The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission, or the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of April 21, 2009 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

Name and Address	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned(1)
Alvin Murstein(2)	[ ]	[ ]	%
Chairman, Chief Executive Officer, and Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022

Andrew M. Murstein(3)	[ ]	[ ]	%
President and Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022

Larry D. Hall(4)	[ ]	[ ]	%
Senior Vice President and Chief Financial Officer c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022

Michael J. Kowalsky(5)	[ ]	[ ]	%
Executive Vice President c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022

Brian S. O’Leary(6)	[ ]	[ ]	%
Chief Operating Officer and Chief Credit Officer c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022

Henry L. Aaron(7)	[ ]	[ ]	%
Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022

Mario M. Cuomo(8)	[ ]	[ ]	%
Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022

Name and Address	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned(1)
Henry D. Jackson(9)	[ ]	[ ]	%
Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022

Stanley Kreitman(10)	[ ]	[ ]	%
Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022

Frederick A. Menowitz(11)	[ ]	[ ]	%
Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022

David L. Rudnick(12)	[ ]	[ ]	%
Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022

Lowell P. Weicker, Jr.(13)	[ ]	[ ]	%
Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022

All executive officers and directors as a group (14 persons)(14)	[ ]	[ ]	%

Barclays Global Investors, NA(15)	1,053,690	[ ]	%
400 Howard Street San Francisco, CA 94105

River Road Asset Management, LLC(16)	1,960,398	[ ]	%
462 South 4th Street, Suite 1600 Louisville, KY 40202

*	Less than 1.0%
(1)	Applicable percentage of ownership is based on [ ] shares of Common Stock outstanding as of April 21, 2009 together with the exercisable options for such shareholder or group of shareholders, as applicable. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares subject to options are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(2)	Includes [ ] shares of Common Stock owned by the Alvin Murstein Second Family Trust of which Alvin Murstein is a trustee and beneficiary, [ ] shares of Common Stock owned by Alvin Murstein directly, [ ] shares of Common Stock owned by Alvin Murstein’s spouse and [ ] shares of Common Stock issuable upon the exercise of options. Does not include [ ] shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of April 21, 2009.
(3)	Includes [ ] shares owned by the Andrew Murstein Family Trust, of which Andrew M. Murstein is a trustee and beneficiary, [ ] shares held by Andrew M. Murstein directly and [ ] shares of Common Stock issuable upon the exercise of options. Does not include [ ] shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of April 21, 2009.
(4)	Includes [ ] shares of Common Stock owned by Larry D. Hall directly and [ ] shares of Common Stock issuable upon the exercise of options. Does not include [ ] shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of April 21, 2009.

(5)	Includes [ ] shares of Common Stock owned by Michael J. Kowalsky directly, [ ] shares of Common Stock held by Fidelity Investments in an Individual Retirement Account for the benefit of Michael J. Kowalsky and [ ] shares of Common Stock issuable upon the exercise of options. Does not include [ ] shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of April 21, 2009.
(6)	Includes [ ] shares of Common Stock held by Charles Schwab & Co., Inc. in an Individual Retirement Account for the benefit of Brian S. O’Leary and [ ] shares issuable upon the exercise of options. Does not include [ ] shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of April 21, 2009.
(7)	Consists of [ ] shares of Common Stock issuable upon the exercise of options. Does not include [ ] shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of April 21, 2009.
(8)	Consists of [ ] shares of Common Stock issuable upon the exercise of options. Does not include [ ] shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of April 21, 2009.
(9)	Consists of [ ] shares of Common Stock issuable upon the exercise of options. Does not include [ ] shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of April 21, 2009.
(10)	Includes [ ] shares of Common Stock owned by Stanley Kreitman directly and [ ] shares of Common Stock issuable upon the exercise of options.
(11)	Includes [ ] shares of Common Stock owned by Frederick A. Menowitz directly and [ ] shares of Common Stock issuable upon the exercise of options.
(12)	Includes [ ] shares of Common Stock owned by David L. Rudnick directly and [ ] shares of Common Stock issuable upon the exercise of options.
(13)	Includes [ ] shares of Common Stock owned by Lowell P. Weicker, Jr. directly, [ ] shares of Common Stock owned by the Lowell P. Weicker Estate for Lowell P. Weicker, Jr. of which Mr. Weicker is the income beneficiary, [ ] shares of Common Stock held by Bank of New York Mellon Wealth Management in an Individual Retirement Account for the benefit of Lowell P. Weicker, Jr.’s spouse, [ ] shares of Common Stock owned by Lowell P. Weicker, Jr.’s spouse and [ ] shares of Common Stock issuable upon the exercise of options. Does not include [ ] shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of April 21, 2009.
(14)	Consists of [ ] shares of Common Stock issuable upon the exercise of options. Does not include [ ] shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of April 21, 2009.
(15)	Based upon a Schedule 13G filed with the Commission on February 5, 2009 by Barclays Global Investors, NA, or Barclays. In the Schedule 13G, Barclays reported that it has sole voting power with respect to 659,484 shares and sole dispositive power with respect to 659,486 shares and Barclays Global Fund Advisors has sole voting power with respect to 394,204 shares and sole dispositive power with respect to 394,204 shares. Barclays reports that all securities reported are held in trust accounts for the economic benefit of the beneficiaries of those accounts.
(16)	Based upon a Schedule 13G filed with the Commission on February 17, 2009 by River Road Asset Management, LLC, or River Road. In the Schedule 13G, River Road reported that it has sole voting power with respect to 1,442,195 shares and sole dispositive power with respect to 1,960,398 shares. River Road reports that it is an investment adviser.

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTORS

Our Restated Certificate of Incorporation provides that the Board of Directors is divided into three classes (Class I, Class II and Class III) serving staggered terms of three years. The number of directors is fixed at nine. Elections for Class I directors will be held at the Annual Meeting on June 5, 2009. Class II directors were last elected at the annual meeting of shareholders held on June 1, 2007 and will stand for election in 2010. Class III directors were last elected at the annual meeting of shareholders held on June 13, 2008 and will stand for election in 2011.

The Board of Directors has nominated Stanley Kreitman, Frederick A. Menowitz, and David L. Rudnick for election as Class I directors for a three-year term until the annual meeting of shareholders in 2012. Messrs. Kreitman, Menowitz, and Rudnick each presently serves as a director and each has consented to being named in this proxy statement and to serve if elected. THE PERSONS NAMED IN THE ENCLOSED PROXY CARD, ALVIN MURSTEIN AND MARIE RUSSO, WILL VOTE TO ELECT MESSRS. KREITMAN, MENOWITZ AND RUDNICK AS OUR DIRECTORS UNLESS AUTHORITY TO VOTE FOR THE ELECTION OF ANY OR ALL OF THE NOMINEES IS WITHHELD BY MARKING THE PROXY CARD TO THAT EFFECT. If for any reason any nominee should become unavailable for election prior to the Annual Meeting, the person acting under the proxy may vote the proxy for the election of a substitute designated by the Board of Directors. It is not presently expected that any of the nominees will be unavailable.

Approval of the nominees requires a plurality of the votes cast at the Annual Meeting, in person or by proxy.

NOMINEES TO SERVE AS CLASS I DIRECTORS UNTIL

THE 2012 ANNUAL MEETING OF SHAREHOLDERS

Name	Age	Position	Term of Office
Stanley Kreitman	77	Director	Director since 1996
Frederick A. Menowitz	72	Director	Director since 2003
David L. Rudnick	68	Director	Director since 1996

Independent Directors

Stanley Kreitman has served as our director since February 1996. Since 1993, Mr. Kreitman has served as Chairman of Manhattan Associates, an investment banking company. In addition, since 2001, Mr. Kreitman has served as Senior Advisor of the Advisory Board to Signature Bank. Mr. Kreitman served as a director of Tri-Magna from 1991 until May 1996. Mr. Kreitman served as President of the United States Banknote Corporation, a securities printing company, from 1976 until his retirement in 1996. Mr. Kreitman serves as a member of the board of directors of CCA Industries, Inc., Geneva Financial Corp., KSW Corp. Capital Lease Funding and Sports Properties Acquisition Corp., all publicly-traded companies. Mr. Kreitman is also a director nominee of National Security Solutions Inc. He also serves as Chairman of the New York Board of Corrections and as a member of the board of directors of Century Bank (Sarasota, Florida). Mr. Kreitman received a B.S. from New York University.

Frederick A. Menowitz has served as our director since May 2003. Mr. Menowitz is currently an independent real estate investor. Mr. Menowitz received a B.A. from the University of Virginia and a J.D. from the University of Virginia School of Law. Mr. Menowitz is a director nominee of National Security Solutions Inc. He is a member of the American Bar Association, the New York State Bar Association, the Queens Chamber of Commerce, and the Elmhurst, New York Chamber of Commerce.

David L. Rudnick has served as our director since February 1996. Mr. Rudnick serves as President of Rudco Properties, Inc., a real estate management concern and CEO of the Century Associates Group, a national commercial real estate concern which he founded in 1969. Mr. Rudnick served as President of Rudco Industries, Inc., an international manufacturer of machine readable documents, from 1963 to 1986. Mr. Rudnick is a director nominee of National Security Solutions Inc. Mr. Rudnick previously served as President of the Financial Stationers Association and a director of West Side Federal Savings & Loan Association. Mr. Rudnick received an A.B. with honors in economics from Harvard University and an M.B.A. from Columbia University Graduate School of Business. Mr. Rudnick is Andrew M. Murstein’s father-in-law.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR MESSRS. KREITMAN, MENOWITZ AND RUDNICK AS OUR DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

We are asking the shareholders to ratify the Audit Committee’s appointment of Weiser LLP, or Weiser, as our independent registered public accounting firm for the fiscal year ending December 31, 2009. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our shareholders’ best interests.

Weiser has audited our consolidated financial statements annually since our 2005 fiscal year. Representatives of Weiser are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees billed to us by Weiser and McGladrey & Pullen, LLP1, or McGladrey, for professional services rendered for the fiscal years ended December 31, 2008 and December 31, 2007:

Fee Category	Auditor	Fiscal 2008 Fees	Fiscal 2007 Fees
Audit Fees	Weiser	$743,854.00	$714,736.00
Audit-Related Fees		—	—
Tax Fees	Weiser	$155,839.00	$54,691.00
All Other Fees	Weiser	$22,513.00	$233,386.00
	McGladrey	$10,000.00	$11,687.00

Total Fees		$932,206.00	$1,014,500.00

(1)	We retained McGladrey for non-audit related services related to a proposed investment.

Audit Fees.    Consists of fees billed for professional services rendered for the integrated audit of our consolidated financial statements and of our internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports. Also consists of fees billed for services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.    There were no fees billed to us by Weiser for the fiscal years ended December 31, 2008 and December 31, 2007 for assurance and related services reasonably related to the performance of the audit or review of our consolidated financial statements.

Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, assistance with tax reporting requirements and audit compliance, value-added tax compliance, mergers and acquisitions tax compliance, and tax advice on federal and state tax matters.

All Other Fees.    Consists of fees for products and services other than the services reported above. These services include accounting consultations in connection with the Sarbanes-Oxley Act of 2002, review of the Registration Statements on Forms N-2 and S-8 and accounting advice in connection with proposed strategic transactions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has granted the Chairman of the Audit Committee, Stanley Kreitman, the authority to pre-approve all audit and permissible non-audit services so long as such approval is ratified by the Audit Committee in a timely manner. One hundred percent of the tax fees and all other fees were approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, nor shall such information be incorporated by reference into any future filings by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Audit Committees play a critical role in the financial reporting system by overseeing and monitoring management’s and the independent auditors’ participation in the financial reporting process. As such, we are providing this fiscal report to shareholders to help inform them of this process and the activities of the Audit Committee of Medallion Financial Corp., or the Company, in the past year. The Audit Committee of the Board of Directors is composed of three non-management directors selected by the Board of Directors. All current members meet the experience and independence requirements of NASDAQ and the Commission. In addition, the Board of Directors has determined that Stanley Kreitman is an “audit committee financial expert” as defined by both NASDAQ listing standards and Commission guidelines.

The Audit Committee of the Board of Directors of the Company serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company’s standards of business conduct. The Company’s management has primary responsibility for preparing the Company’s financial statements and the Company’s financial reporting process. The Company’s independent accountants, Weiser LLP, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management, including a discussion of the quality and acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles.

2. The Audit Committee has discussed with the independent accountants and management the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and has discussed with the independent accountant the independent accountant’s independence.

4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

5. The Audit Committee has considered whether the provision of non-audit related services by the independent accountants is compatible with maintaining the accountant’s independence.

The undersigned members of the Audit Committee have submitted this report to the Board of Directors.

Stanley Kreitman, Chairman

Henry D. Jackson, Director

Lowell P. Weicker, Jr., Director

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS RATIFY THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3

NON-BINDING ADVISORY VOTE ON EXECUTIVE PAY-FOR-PERFORMANCE COMPENSATION

We are asking our shareholders to cast a non-binding advisory vote on the overall executive pay-for-performance compensation policies and procedures employed by us, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement. We believe that our compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of our shareholders.

We also believe that both we and our shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. Thus, we are providing our shareholders with the right to cast an advisory vote on our compensation program at the annual meeting of shareholders in 2009. This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive pay program and policies through the following resolution:

“Resolved, that the shareholders approve the overall executive pay-for-performance compensation policies and procedures employed by the Company, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

While we believe this “Say-on-Pay” proposal demonstrates our commitment to our shareholders, we also are committed to achieving a high level of total return for our shareholders. Since our initial public offering in 1996, we have paid dividends in excess of $131,500,000 or $8.53 per share.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE PAY-FOR-PERFORMANCE COMPENSATION POLICIES AND PROCEDURES EMPLOYED BY THE COMPENSATION COMMITTEE, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS, AND THE TABULAR DISCLOSURE REGARDING NAMED EXECUTIVE OFFICER COMPENSATION (TOGETHER WITH THE ACCOMPANYING NARRATIVE DISCLOSURE) IN THIS PROXY STATEMENT.

PROPOSAL NO. 4

APPROVAL OF THE 2009 EMPLOYEE RESTRICTED STOCK PLAN

Background and Purpose

On April 16, 2009, our Board of Directors adopted the Medallion Financial Corp. 2009 Employee Restricted Stock Plan, or the 2009 Employee Plan, and recommended that it be submitted to our shareholders for their approval at the Annual Meeting. The terms of the 2009 Employee Plan provide for grants of restricted stock awards, or the Awards. The purpose of the 2009 Employee Plan is to (i) provide long-term incentive compensation to our employees that is tied to the performance of our common stock to encourage employees to contribute to our long-term success through stock ownership and thereby align the employees’ financial interests with those of our shareholders, (ii) encourage employee retention, and (iii) provide a mechanism to attract high quality employees as necessary. Retention and recruitment of the best people is vital to the future success and growth of our business and is in the best interests of our shareholders. Appropriate compensation plans that support our objectives and align the interests of shareholders and employees are essential to long term success in the investment business in general and critical to our business in particular.

The effective date of the 2009 Employee Plan, or the Effective Date, is the date which is the latest of (1) adoption by the Board of Directors, (2) approval of the 2009 Employee Plan by our shareholders and (3) approval of the 2009 Employee Plan by the Commission.

The following is a summary of the principal features of the 2009 Employee Plan. This summary, however, does not purport to be a complete description of all of the provisions of the 2009 Employee Plan. It is qualified in its entirety by reference to the full text of the 2009 Employee Plan. A copy of the 2009 Employee Plan has been filed with the Commission as Exhibit I to this Proxy Statement.

Shares Available for Awards

Under the 2009 Employee Plan, the total number of shares of Common Stock that may be subject to the granting of Awards under the 2009 Employee Plan shall be equal to 800,000 shares.

The Compensation Committee of the Board of Directors is authorized to adjust the limitations described in the preceding paragraph and outstanding Awards (i) in the event of changes in the outstanding Common Stock or in our capital structure by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award, (ii) in connection with any extraordinary dividend declared and paid in respect of shares of Common Stock, whether payable in the form of cash, stock or any other form of consideration; or (iii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, employees in the 2009 Employee Plan.

Eligibility

The persons eligible to receive Awards under the 2009 Employee Plan are our employees and any person who has been offered employment by us; provided, that such prospective employee may not receive any payment relating to an Award until such person has commenced employment with us. Currently, we have approximately [        ] employees.

Administration

The 2009 Employee Plan is to be administered by the Compensation Committee of the Board of Directors, which is comprised solely of directors who are considered independent under the NASDAQ Marketplace Rules and are not “interested persons” of us, as defined in Section 2(a)(19) of the Investment Company Act of 1940, or the 1940 Act. Subject to the terms of the 2009 Employee Plan, the Compensation Committee is authorized to (i) select eligible employees to receive Awards, (ii) grant Awards, (iii) determine the number of shares of Common Stock subject to, and other terms and conditions of, and all other matters relating to, Awards, (iv) prescribe award agreements (which need not be identical for each Award recipient) and rules and regulations for the administration of the 2009 Employee Plan, (v) construe and interpret the 2009 Employee Plan and award agreements granted thereunder and correct defects, supply omissions, or reconcile inconsistencies therein, and (vi) make all other decisions and determinations as the Compensation Committee may deem necessary or advisable for the administration of the 2009 Employee Plan.

General Terms of Awards

The Compensation Committee is authorized to grant restricted stock awards. A grant of restricted stock is a grant of shares of our Common Stock that, at the time of issuance, are subject to certain forfeiture provisions, and thus are restricted as to transferability until such forfeiture restrictions have lapsed. The restrictions on the restricted stock issued pursuant to the 2009 Employee Plan may relate to continued service to us, the achievement of specified performance objectives, or other restrictions deemed by the Compensation Committee from time to time to be appropriate and in our best interests and our shareholders.

The restricted stock will be subject to restrictions on transferability and other restrictions as required by the Compensation Committee from time to time. Except to the extent restricted under the terms of the 2009 Employee Plan, an employee granted an Award will have all the rights of any other shareholder, including the right to vote the restricted stock and the right to receive dividends. During the restriction period (i.e., prior to the lapse of applicable forfeiture provisions), the restricted stock generally may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the employee. Except as the Board of Directors or the Compensation Committee otherwise determines, upon termination of an employee’s employment during the applicable restriction period, restricted stock for which forfeiture provisions have not lapsed at the time of such termination shall be forfeited.

Limitations on Awards

Awards under the 2009 Employee Plan are subject to the following limitations:

•	No person may be granted more than 200,000 shares of our Common Stock in any fiscal year;

•

The total number of shares that may be outstanding pursuant to Awards under all of our compensation plans may not exceed ten percent (10%) of the total number of our shares of Common Stock authorized and outstanding at any time; and

•

The amount of voting securities that would result from the exercise of all of our outstanding warrants, options, and rights, together with any outstanding and unvested restricted stock issued pursuant to the 2009 Employee Plan and any of our other compensation plans, at the time of issuance may not exceed twenty five percent (25%) of our outstanding voting securities, provided, however, that if the amount of voting securities that would result from the exercise of all of our outstanding warrants, options, and rights issued to our directors, officers, and employees, together with any outstanding and unvested restricted stock issued pursuant to the 2009 Employee Plan and any of our other compensation plans, would exceed fifteen percent (15%) of our outstanding voting securities, then the total amount of voting securities that would result from the exercise of all outstanding warrants, options, and rights, together with any outstanding and unvested restricted stock issued pursuant to the 2009 Employee Plan, at the time of issuance may not exceed twenty percent (20%) of the outstanding voting securities.

Withholding

As a condition to the vesting or lapse of any forfeiture restrictions of any Award, the Compensation Committee may require that an employee satisfy, through deduction or withholding from any payment of any kind otherwise due to the employee, or through such other arrangements as are satisfactory to the Compensation Committee, the minimum amount of all federal, state and local income and other taxes of any kind required or permitted to be withheld in connection with such vesting or lapse. The Compensation Committee, in its discretion, may permit shares of Common Stock to be used to satisfy tax withholding requirements and such shares of Common Stock shall be valued at their fair market value as of the settlement date of the Award; provided, however, that the aggregate fair market value of the number of shares of Common Stock that may be used to satisfy tax withholding requirements may not exceed the minimum statutorily required withholding amount with respect to such Award.

Amendment and Termination

The Board of Directors at any time, and from time to time, may amend the 2009 Employee Plan; provided, however, that the Board of Directors will not, without shareholder approval, make any amendment to the 2009 Employee Plan that requires shareholder approval pursuant to applicable law or the applicable rules of the national securities exchange on which the Common Stock is principally listed.

The Board of Directors or the Compensation Committee, at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award not be impaired by any such amendment unless the employee consents in writing (it being understood that no action taken by the Board of Directors or the Compensation Committee that is expressly permitted under the 2009 Employee Plan will constitute an amendment of an award for such purpose). The 2009 Employee Plan will terminate when all shares of Common Stock authorized for delivery under the 2009 Employee Plan (including any shares of Common Stock that have become available for delivery on account of the expiration of any Award, or the withholding or surrender of shares of Common Stock in connection with any Award, or as otherwise provided in the 2009 Employee Plan) have been delivered and the forfeiture restrictions on all Awards have lapsed, or by action of the Board of Directors pursuant to the 2009 Employee Plan, whichever first occurs.

Outstanding Restricted Stock Awards – New Plan Benefits

As of the date of this proxy statement, no Awards have been made pursuant to the 2009 Employee Plan. The 2009 Employee Plan allows the Compensation Committee to grant Awards on a discretionary basis. We cannot forecast the extent of discretionary awards that will be made in the future. As such, we have omitted the tabular disclosure of benefits or amounts to be received under the 2009 Employee Plan. We expect to issue Awards to certain of our executive officers, including our named executive officers, as well as other employees, although the amounts and value thereof have not yet been determined, if this Proposal is approved by our shareholders at the Annual Meeting and if the 2009 Employee Plan is approved by the Commission.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to their chief executive officer or any of their four other most highly compensated executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be “performance-based.” Compensation deemed paid by us in connection with the issuance or vesting of restricted stock awards to certain of our executive officers under the 2009 Employee Plan may qualify as performance-based compensation for purposes of Section 162(m). Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by us to satisfy the requirements for deductibility under Section 162(m) will in fact do so.

The approval of our 2009 Employee Plan requires the affirmative vote of a majority of the votes cast. Therefore, abstentions and broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE 2009 EMPLOYEE RESTRICTED STOCK PLAN

PROPOSAL NO. 5

APPROVAL OF THE AMENDMENT TO THE 2006

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

We are requesting that shareholders vote in favor of adopting the Medallion Financial Corp. Amended and Restated 2006 Non-Employee Director Stock Option Plan (the “Amended Director Plan”), which was approved by the Board of Directors on April 16, 2009, subject to approval by our shareholders and approval by the Commission.

General

The following is a summary of the principal features of the Amended Director Plan. This summary, however, does not purport to be a complete description of all of the provisions of the Amended Director Plan. It is qualified in its entirety by reference to the full text of the Amended Director Plan. A copy of the Amended Director Plan has been filed as Exhibit II to this Proxy Statement.

The Amended Director Plan is designed to give us the ability to attract and retain highly qualified directors and to ensure close identification of interests between non-interested directors and our shareholders.

The Amended Director Plan was approved by the Board of Directors on April 16, 2009. The Amended Director Plan’s effectiveness is dependent on the approval by shareholders at the meeting and receipt of exemptive relief from the Commission. The Amended Director Plan is intended to amend and restate our 2006 Non-Employee Director Stock Option Plan, or the Original 2006 Director Plan, by increasing the maximum number of shares of our Common Stock that will be available for issuance under the Amended Director Plan from 100,000 shares to 200,000 shares.

As of April 21, 2009, the fair market value of a share of our Common Stock was $[    ].

Share Reserve

The aggregate number of shares of the Common Stock that will be available for issuance under the Amended Director Plan is 200,000 shares of Common Stock, or [    ]% of the [    ] shares of Common Stock outstanding as of April 21, 2009. If awards under the Amended Director Plan are forfeited or terminate before being exercised, then the shares underlying those awards will again become available for awards under the Amended Director Plan.

The shares subject to existing unexercised options equal approximately [    ]% of our outstanding shares of Common Stock. When added to the remaining shares that can be issued under the 2006 Employee Stock Option Plan, the total shares would equal [    ]% of the outstanding shares of Common Stock. When added to the shares that can be issued under the proposed 2009 Employee Restricted Stock Plan, the total shares would equal [    ]% of the outstanding shares of Common Stock. When added to the shares that can be issued under options under the Amended Director Plan, the total shares would equal [    ]% of the outstanding shares of Common Stock. The Compensation Committee believes that this is generally a lower percentage than is typical of other publicly-traded financial services companies.

The number of shares available for options, the number of shares subject to outstanding options and their exercise prices will be adjusted for changes in outstanding shares by reason of, for example, stock splits and combinations of shares. Shares purchased upon exercise of options, in whole or in part, must be paid for in cash.

Administration

The Amended Director Plan provides for the automatic grant of options to our directors who are not employees or officers, including interested persons. The Amended Director Plan is administered by a committee of the Board of Directors comprised of directors who are not eligible for grants or awards of options under the Amended Director Plan, or the Committee.

Eligibility and Types of Awards under the New Director Plan

Eligible participants in the Amended Director Plan are those of our directors who are not otherwise our employees or officers, including interested persons, referred to as Eligible Directors. The total number of shares which may be granted from time to time under the Amended Director Plan is 200,000 shares. The exercise price of options granted is not less than the fair market value of our Common Stock on the date of grant. Options vest in equal one-third increments on the first, second and third anniversaries of the date of grant. To exercise options, the optionee must remain an Eligible Director. No option may be exercised more than ten years after the date on which it is granted.

Under the Original Director Plan, we will grant an option to purchase 9,000 shares for each Eligible Director elected at our 2009 Annual Meeting. Under the Amended Director Plan, unless otherwise determined by the Committee, we will grant an option to purchase 9,000 shares to each Eligible Director elected at an annual shareholder meeting after the approval date of the Amended Director Plan, including those Eligible Directors standing for election at our 2010 Annual Meeting. If an Eligible Director is elected after the approval date by means other that an annual shareholder meeting, we will grant an option to purchase 9,000 shares multiplied by a fraction representing the remaining portion of the Eligible Director’s three-year term. In addition, the Committee has discretion to grant options to Eligible Directors at such other times and with such terms as it determines appropriate.

Amendment and Termination

Unless sooner terminated by the Board of Directors, the Amended Director Plan will terminate on February 15, 2016 and no additional awards may be made under the Amended Director Plan after that date.

The Board of Directors at any time, and from time to time, may amend the Amended Director Plan; provided, however, that the Board of Directors will not, without shareholder approval, make any amendment to the Amended Director Plan that requires shareholder approval pursuant to applicable law or the applicable rules of the national securities exchange on which the Common Stock is principally listed.

The Board of Directors, at any time, and from time to time, may amend the terms of any one or more options; provided, however, that the rights under any option is not be impaired by any such amendment unless the holder consents in writing (it being understood that no action taken by the Board of Directors that is expressly permitted under the Amended Director Plan shall constitute an amendment of an award for such purpose).

Amended Plan Benefits

The following table shows the stock options that the individuals and groups referred to below will receive in 2009 under the Original Director Plan.

Name and Position	Dollar Value	Number of Units
Henry L. Aaron, Director	—	—
Mario M. Cuomo, Director	—	—
Henry D. Jackson, Director	—	—
Stanley Kreitman, Director	*	9,000
Frederick A. Menowitz, Director	*	9,000
David L. Rudnick, Director	*	9,000
Lowell P. Weicker, Jr., Director	—	—
Non-Executive Director Group	*	27,000

*	The dollar value of the stock options is the fair market value of our Common Stock on the date of grant or if the stock is not quoted on the date of grant, the current net asset value of the Common Stock as determined in good faith by the members of the Committee.

The following table shows the stock options that the individuals and groups referred to below will receive in 2010 if the Amended Director Plan is approved by our shareholders at the 2009 Annual Meeting and we receive exemptive relief from the Commission.

Name and Position	Dollar Value	Number of Units
Henry L. Aaron, Director	—	—
Mario M. Cuomo, Director	*	9,000
Henry D. Jackson, Director	—	—
Stanley Kreitman, Director	—	—
Frederick A. Menowitz, Director	—	—
David L. Rudnick, Director	—	—
Lowell P. Weicker, Jr., Director	*	9,000
Non-Executive Director Group	*	18,000

*	The dollar value of the stock options is the fair market value of our Common Stock on the date of grant or if the stock is not quoted on the date of grant, the current net asset value of the Common Stock as determined in good faith by the members of the Committee.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences applicable to awards granted under the Amended Director Plan based on federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters, which may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, we advise all participants to consult their own tax advisors concerning the tax implications of awards granted under the Amended Director Plan.

No income is realized by the Eligible Director at the time an option is granted. Generally upon exercise of the option, the Eligible Director realizes ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise and we will be entitled to a tax deduction in the same amount. At disposition, any appreciation (or depreciation) after date of exercise is treated either as short-term or long-term capital gain or loss, depending upon the length of time that the Eligible Director has held the shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR 2006 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

CORPORATE GOVERNANCE

Organization of the Board of Directors

The Board of Directors is responsible for our management and direction and for establishing broad corporate policies. As further described below, the Board of Directors held regularly scheduled meetings during the year ended December 31, 2008. The Board of Directors is comprised of nine total members, a majority of whom (six) are not “interested persons” under the 1940 Act. The Board of Directors held four formal meetings during the year ended December 31, 2008. Each director attended at least 75% of the meetings of the Board of Directors and all committees of the Board of Directors on which he served except Henry D. Jackson. Our directors are encouraged to attend the annual meeting of shareholders. Two of our directors attended last year’s annual meeting.

Board Committees

We have four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Executive Committee. Each of these committees, except the Executive Committee, has a written charter approved by the Board of Directors. A copy of each charter can be found in the “For Investors” section of our website at www.medallion.com.

Audit Committee

The Audit Committee reviews the results and scope of the audit and other services provided by our independent public accountants. The Audit Committee met four times during the year ended December 31, 2008 to review (i) the effectiveness of the public accountants during the audit for the year ended December 31, 2008, (ii) the adequacy of the 2008 financial statement disclosures for the year ended December 31, 2008, (iii) our internal control policies and procedures, and (iv) the selection of our independent public accountants. The members of the Audit Committee are Messrs. Kreitman, Jackson, and Weicker. Each Audit Committee member meets the independence requirements of NASDAQ and the Commission. See “Audit Committee Report.”

Compensation Committee

The Compensation Committee makes recommendations concerning compensation of our directors and executive officers including (i) all incentive or stock option plans or arrangements established by us for officers and employees, including the grant of stock options to employees, (ii) adoption and amendment of all employee stock option and other employee benefit, plans and arrangements and (iii) the engagement of, terms of any employment agreements and arrangements with, and termination of, all of our officers. The Compensation Committee reviews management’s recommendations and advises management and the Board of Directors on broad compensation policies such as salary ranges, annual incentive bonuses, long-term incentive plans, including equity-based compensation programs, and other benefit and perquisite programs. The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee. The Compensation Committee has the resources and authority to discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants. The Compensation Committee has sole authority to select and retain a compensation consultant, to terminate any consultant retained by the Compensation Committee, and to approve the fees and other retention terms of any consultant. These consultants report directly to the Compensation Committee.

The Compensation Committee meets with the frequency necessary to perform its duties and responsibilities. The Compensation Committee usually makes many of its performance-based decisions at a meeting held in February of each fiscal year, including evaluating the performance of our NEOs during the immediately preceding year, determining the amount of their annual cash bonuses for the preceding year and determining base salaries for the upcoming fiscal year. Grants of equity compensation are generally made in the first quarter of each year.

The Compensation Committee retained Hewitt Associates to provide the Committee with a competitive market pay analysis of our Chief Executive Officer, President and Chief Financial Officer’s compensation for 2008 as described in the Compensation Discussion and Analysis. In addition to this analysis, Hewitt also reviewed the competitiveness of the named executive officers’ employment and severance arrangements and provided recommendations regarding the design of annual and long-term incentive programs.

The members of the Compensation Committee are Messrs. Jackson, Kreitman, and Menowitz, who is the Chairman. Each member of the Compensation Committee is an “independent director,” as defined under Rule 4200(a)(15) of the NASDAQ Marketplace Rules. Each member is also a “non-employee director,” as defined in Rule 16b-3 promulgated under the Exchange Act, and each qualifies as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Board of Directors did not reject any recommendations of the Compensation Committee during the year ended December 31, 2008. The Compensation Committee met six times during the year ended December 31, 2008 and made recommendations concerning compensation, stock options and other employment matters. See “Compensation Committee Report.”

Nominating and Governance Committee

The Nominating and Governance Committee identifies individuals qualified to become members of the Board of Directors and recommends individuals to the Board of Directors for nomination as members of the Board of Directors and its committees. The Nominating and Governance Committee is also charged with overseeing the evaluation of the Board of Directors and reviewing our board governance principles and advising the Board of Directors on such board governance. The members of the Nominating and Governance Committee are Messrs. Rudnick, Kreitman, and Weicker. Each Nominating and Governance Committee member meets the independence requirements of the NASDAQ and the Commission. The Nominating and Governance Committee met once during the year ended December 31, 2008.

Nominees for the Board of Directors should be committed to enhancing long-term shareholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Board of Directors’ policy is to encourage the selection of directors who will contribute to our overall corporate goals: responsibility to shareholders, finance leadership, effective execution, high customer satisfaction and superior employee working environment. In nominating a candidate for election to the Board of Directors, the Nominating and Governance Committee may take into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations comparable to us, the interplay of the candidate’s experience with the experiences of other board members, and the extent to which the candidate would be a desirable addition to the Board of Directors and any committees. In evaluating potential candidates for the Board of Directors, the Nominating and Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

In recommending candidates for election to the Board of Directors, the Nominating and Governance Committee considers nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. The Nominating and Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluation of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Governance Committee would recommend the candidate for consideration by the full Board of Directors. The Nominating and Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. To recommend a prospective nominee for the Nominating and Governance Committee’s consideration, submit the candidate’s name and qualifications to our Secretary in writing to the following address: Medallion Financial Corp., Attn: Secretary, 437 Madison Avenue, 38th Floor, New York, New York 10022, with a copy to Medallion Financial Corp, Attn: General Counsel at the same address. When submitting candidates for nomination to be elected at the annual meeting of shareholders, shareholders must also follow the notice procedures and provide the information required by our bylaws.

In particular, for the Nominating and Governance Committee to consider a candidate or candidates recommended by a shareholder for nomination at the 2010 Annual Meeting of Shareholders, written notice of such shareholder’s intent to make such nomination or nominations must be given, either by personal delivery or by United States mail, postage prepaid, to our Secretary not later than 120 days in advance of the date of our notice of annual meeting released to shareholders in connection with the previous year’s annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s notice of annual meeting of shareholders, then, in that event only, a shareholder’s notice must be delivered to and received at our principal executive offices at least 30 days before the notice of the date of the annual meeting is mailed to shareholders in the current year. The notice must include the information specified in our bylaws, including the following:

•	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

•

a representation that the shareholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting the person or persons specified above;

•

a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•

such other information regarding each nominee proposed by such shareholders as would be required to be included in our proxy statement filed pursuant to the proxy rules of the Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and

•	the consent of each nominee to serve as our director if so elected.

Executive Committee

The Executive Committee meets on an ad hoc basis to provide strategic and managerial advice to management. The members of the Executive Committee are Messrs. Alvin Murstein, Andrew M. Murstein, Stanley Kreitman, and David L. Rudnick. The Executive Committee met twice during the year ended December 31, 2008.

Code of Ethics

As part of our compliance with the 1940 Act, we have in place a code of ethics policy for our directors, officers and employees. These persons must act ethically at all times and in accordance with the guidelines comprising our Code of Ethical Conduct and Insider Trading Policy (codified as a written policy and adopted by the Board of Directors on October 4, 2004 and amended on August 1, 2006 and April 30, 2008) to establish standards and procedures for the prevention and detection of activities which signal a conflict of interest or an abuse of fiduciary duty. To further promote ethical and responsible decision-making, the Board of Directors also adopted a Code of Ethical Conduct for Senior Financial Officers. Our Code of Ethical Conduct and Insider Trading Policy and Code of Ethical Conduct for Senior Financial Officers can be can be found in the “For Investors” section of our website at www.medallion.com. The Board of Directors expects our directors, as well as our officers and employees, to act ethically at all times and to acknowledge their adherence to the policies comprising our Code of Ethics, which include, among other things, rules prohibiting loans or other extensions of credit, securities transactions during “blackout” periods, acceptance of gifts, and certain interested transactions. In addition, the Board of Directors has established a policy for reporting employee concerns to the Audit Committee of the Board of Directors. Anyone with a concern about our accounting, internal accounting controls, or auditing matters may confidentially report such concern by telephone to a special dedicated toll-free phone number. This policy was previously announced to all of our employees and the telephone number is published in our common-area workplaces. All such communications are confidential and shall be promptly reviewed by the Audit Committee.

Shareholder Communications with the Board of Directors

Shareholders may communicate with our Board of Directors through our Secretary by writing to the following address: Board of Directors, c/o Secretary, Medallion Financial Corp., 437 Madison Avenue, 38th Floor, New York, New York 10022. Our Secretary will forward all correspondence to the Board of Directors, except for junk mail, mass mailings, loan complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Our Secretary may forward certain correspondence, such as loan-related inquiries, elsewhere within us for review and possible response.

OUR DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth the name, ages and titles of the persons who were our directors and executive officers as of April 21, 2009:

Name	Age	Position(s) Held
Independent Directors
Henry L. Aaron(2)	75	Director
Henry D. Jackson(2)	44	Director
Stanley Kreitman	77	Director
Frederick A. Menowitz	72	Director
David L. Rudnick	68	Director
Lowell P. Weicker, Jr.(1)	77	Director

Interested Directors
Mario M. Cuomo(1)(3)	76	Director
Alvin Murstein(2)(3)	74	Chairman, Chief Executive Officer, and Director
Andrew M. Murstein(1)(3)	44	President and Director

Executive Officers Who Are Not Directors
Larry D. Hall(3)	55	Senior Vice President and Chief Financial Officer
Michael J. Kowalsky(3)	63	Executive Vice President
Brian S. O’Leary(3)	63	Executive Vice President and Chief Operating Officer
Marie Russo(3)	84	Senior Vice President and Secretary
Jeffrey Yin(3)	35	Chief Compliance Officer and General Counsel

(1)	Indicates a Class II director whose term expires at the 2010 Annual Meeting of Shareholders.
(2)	Indicates a Class III director whose term expires at the 2011 Annual Meeting of Shareholders.
(3)	Indicates an “interested person” as defined in Section 2(a)(19) of the 1940 Act.

The address for each director is c/o Medallion Financial Corp., 437 Madison Avenue, 38th Floor, New York, New York 10022.

The address for the executive officers is our principal offices, located at 437 Madison Avenue, 38th Floor, New York, New York 10022.

Independent Directors Not Standing for Election

Henry L. Aaron has served as our director since November 2004. Mr. Aaron served as a director of Turner Broadcasting System, Inc. from 1980 until its acquisition by Time Warner, Inc. in 1996. Mr. Aaron is currently Senior Vice President of Atlanta National League Baseball Club, Inc. Mr. Aaron sits on the board of directors of Sports Properties Acquisition Corp., Retail Ventures, Atlanta Technical Institute, the Atlanta Falcons, and the Atlanta Braves. He is a member of the Board of Governors for Boys and Girls Clubs of America. Mr. Aaron is a recipient of the Presidential Medal of Freedom, the nation’s highest civilian award, awarded by President George W. Bush.

Henry D. Jackson has served as our director since November 2002. Mr. Jackson is Managing Partner and Chief Executive of Merchant Equity Partners LLP, a private investment fund headquartered in London, England and focused on special situations in the European retail industry. Prior to establishing Merchant Equity, he spent 20 years as an investment banker to the retail sector in Europe and the United States and was a Managing Director of Deutsche Bank and Credit Suisse First Boston. Mr. Jackson received a B.Sc., with honors, from the Wharton School, a B.A., with honors, from the University of Pennsylvania, and was elected to Phi Beta Kappa.

Lowell P. Weicker, Jr. has served as our director since February 2003. Mr. Weicker served as Governor of the State of Connecticut from 1991 to 1995. He served as a United States Senator representing the State of Connecticut from 1970 to 1988. Mr. Weicker also serves as a director of World Wrestling Entertainment, Inc. and is a director nominee of National Security Solutions Inc. He received a B.A. from Yale University and a L.L.B. from the University of Virginia School of Law.

Interested Directors Not Standing for Election

Mario M. Cuomo has served as our director since February 1996. Mr. Cuomo served as Governor of the State of New York from January 1983 through 1994. Mr. Cuomo has been of counsel in the law firm of Willkie Farr & Gallagher LLP since July 2002 and was a partner in Willkie Farr & Gallagher LLP from February 1995 through June 2002. Willkie Farr & Gallagher LLP serves as our counsel in connection with various legal matters. Mr. Cuomo serves as a member of the board of directors of Sports Properties Acquisition Corp. Mr. Cuomo is also Chairman of the Board of Daylight Forensic & Advisory LLC. Mr. Cuomo received a B.A., summa cum laude, from St. John’s University and a J.D., magna cum laude, from St. John’s University School of Law.

Alvin Murstein has served as Chairman of our Board of Directors since its founding in 1995 and has been our Chief Executive Officer since February 1996. Mr. Murstein has also been Chairman of the board of directors and Chief Executive Officer of Medallion Funding Corp. since its founding in 1979. He also currently serves and has previously served as officer and director of some of our other wholly owned subsidiaries. Mr. Murstein received a B.A. and an M.B.A. from New York University and has been an executive in the taxicab industry for over 40 years. Mr. Murstein served on the board of directors of the Strober Organization, Inc., a building supply company, from 1988 to 1997. Alvin Murstein is the father of Andrew M. Murstein.

Andrew M. Murstein has served as our President since its inception in 1995. Mr. Murstein has served as our director since October 1997. He also currently serves and has previously served as officer and director of some of our wholly owned subsidiaries. Mr. Murstein serves as the Vice Chairman and Secretary of Sports Properties Acquisition Corp. and the Vice Chairman, Executive Vice President and Secretary of National Security Solutions Inc. Mr. Murstein received a B.A. in economics, cum laude, from Tufts University and an M.B.A. in finance from New York University. Andrew Murstein is the son of Alvin Murstein and the son-in law of David Rudnick.

Executive Officers Who Are Not Directors

Larry D. Hall has served as our Chief Financial Officer since March 2004. Prior to that he served as our Acting Chief Financial Officer since July 2003. Prior to that he served as our Chief Accounting Officer since May 2001 and our Assistant Treasurer since October 2000. Mr. Hall serves as Chief Financial Officer of Sports Properties Acquisition Corp. and Chief Financial Officer and Treasurer of National Security Solutions Inc. Mr. Hall was employed by Citibank as Vice President - Corporate Financial Control/Corporate Reporting & Analysis from October 1995 to October 2000. Mr. Hall was Vice President - Finance/Controller, Treasurer and Secretary of Consolidated Waste Services of America from April 1993 to March 1995. Prior to that, he was Vice President - Manager of Line Accounting for Wells Fargo and Co. from November 1987 to March 1993 and Senior Audit Manager in the Financial Services Industry Group for Arthur Andersen & Company from September 1976 to October 1987. Mr. Hall received his B.S. in business administration from the University of Southern California.

Michael J. Kowalsky has served as our Executive Vice President since May 1996. Mr. Kowalsky has been President of Medallion Funding Corp. since June 1996. He also served as Chief Operating Officer of Edwards Capital from 1992 until June 1996. Prior to joining Edwards Capital in 1990, Mr. Kowalsky was a Senior Vice President at General Cigar Co. Inc., a cigar manufacturing company. Mr. Kowalsky received a B.A. and M.A. in economics from the University of Kentucky and an M.B.A. from the New York University Graduate School of Business.

Brian S. O’Leary has served as our Chief Operating Officer since April 2001. Mr. O’Leary joined us in December 1999 as Executive Vice President and Chief Credit Officer. From April 1996 to December 1999, Mr. O’Leary was Executive Vice President of Atlantic Bank of New York, serving initially as Chief Credit Officer and Chief Administrative Officer and later as head of middle market banking which included the bank’s Leasing and Premium Finance subsidiaries. Mr. O’Leary was also a member of the management credit committee. From May 1990 to April 1996 Mr. O’Leary was with Bank Leumi Trust Co. of New York, first as a Deputy Division Head of the Lending Division and a Deputy Chief Lending Officer and then as EVP and Division Executive of domestic banking. He was also a member of the Senior Credit Committee. From July 1977 to May 1990, he was with Marine Midland Bank, most recently as a Regional Executive Vice President. He began his banking career in 1970 with Bankers Trust Co. in the metropolitan banking division. Mr. O’Leary received a B.A. in economics from Fordham University and an M.B.A. in finance from Pace University.

Marie Russo has served as our Senior Vice President and Secretary since February 1996. Ms. Russo has also been Senior Vice President and Secretary of the Medallion Funding Corp. since June 1996. Ms. Russo served as Vice President of Operations of Tri-Magna from 1989 until its acquisition by us in May 1996. From 1989 to 1996, she was Vice President of the Medallion Funding Corp. and from 1983 to 1986, she was Controller of Medallion Funding Corp. Ms. Russo received a B.S. in accounting from Hunter College.

Jeffrey Yin has served as our General Counsel and Chief Compliance Officer since June 2005. Prior to joining us, Mr. Yin served as Corporate Counsel of Marsh & McLennan Companies, Inc. Prior to joining Marsh & McLennan Companies, Mr. Yin was an attorney in the New York office of Orrick, Herrington & Sutcliffe LLP. Mr. Yin received a B.A. in Economics and Rhetoric from the University of California at Berkeley and a J.D. from the New York University School of Law.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The primary objective of our compensation program is to establish compensation levels which will enable us to attract, retain and reward executive officers who contribute to our long-term success, to tie annual and long-term cash and stock incentives to the achievement of measurable corporate, business unit and individual performance objectives, and to align executives’ incentives with shareholder value creation.

Our executive compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified and industrious employees. Our policy is to provide total compensation packages that are competitive within our industry. The compensation program includes components designed both to motivate executives and to provide incentives to executives, as well as retain them. The primary components of our compensation program are base salary, cash bonus and stock options. Bonuses are paid to encourage effective performance relative to current plans and objectives. Stock options are granted to help retain productive executives and to more closely align their interests with those of shareholders. As a business development company, we are constrained by the 1940 Act in the number of outstanding derivative securities we may issue. Accordingly, our Compensation Committee takes into account the number of options already outstanding when determining whether to make additional grants. In addition, the Compensation Committee takes into account the number of options available for future grants under the plan to ensure sufficient availability for future needs.

In implementing our compensation policy, we seek to tie compensation to our financial performance and business objectives, reward high levels of individual performance and base a significant portion of total executive compensation on both our annual and long-term performance. While compensation survey data are useful guides for comparative purposes, we believe that a successful compensation program also requires the application of judgment and subjective determinations of individual performance, and to that extent our Compensation Committee applies such judgment and subjective determinations in reconciling the program’s objectives with the realities of retaining valued employees.

Executive Compensation Program

The Compensation Committee is responsible for determining the compensation of our named executive officers, or NEOs, and our directors. The full Board of Directors typically ratifies the Compensation Committee’s annual determination of NEO compensation.

Our President and Chief Financial Officer, with the assistance of our human resources department, compile and provide information, make recommendations for the Compensation Committee’s consideration and assist in the management and administration of our executive and other benefit plans. Their responsibilities may include, but are not limited to, the following:

•	Recommending pay levels and equity grants and incentive awards for our officers;

•	Recommending changes to ensure that our compensation programs remain competitive and aligned with our objectives; and

•

Providing information to the Compensation Committee, including but not limited to, information concerning (1) company and individual performance, (2) the attainment of our strategic objectives, (3) the common stock ownership of each executive and his option holdings, (4) equity compensation plan dilution, and (5) peer group compensation and performance data.

Our executive officers may attend the meetings of the Compensation Committee, at its request. A portion of each of the Compensation Committee meetings held during 2008 was an executive session during which none of our executive officers was present.

We do not have a specific formula that dictates the overall weighting of each compensation element as a part of the total. Instead, the Compensation Committee makes individual compensation decisions which it believes reflects each individual’s contribution to the company.

Peer Group

At the Compensation Committee’s request, Hewitt completed two peer group-based compensation assessments in 2008. These assessments compared the compensation arrangements and levels for our Chief Executive Officer, President, and Chief Financial Officer and compared them to the compensation arrangements and levels for similar positions at a group of peer companies.

The first study was completed in early 2008 to assist the Compensation Committee in making decisions regarding the bonuses awarded in 2008 for 2007 performance. This peer group consisted of the following 15 companies, which are similar in size, industry, and location to us and have similar talent needs:

American River Bankshares Asta Funding Inc. Canandaigua National Corp. Caplease Inc. Center Bancorp Inc.	Financial Federal Corp. First Long Island Corp. Heritage Oaks Bancorp Marlin Business Services Inc. Newstar Financial Inc.	Patriot Financial Bancorp Inc. PS Business Parks State Bancorp Sterling Bancorp Unity Bancorp Inc.

The peer group was approved by the Compensation Committee and represents companies (a) in the specialized finance, real estate investment and commercial banking industries; (b) with median assets of $1.05 billion; and (c) with corporate functions in higher cost areas (e.g., the New York City metropolitan area and California). Hewitt relied on market data from the 2007 proxy statements, updated with any compensation adjustments from Form 4 and 8-K disclosures. The pay levels of our Chief Executive Officer, President, and Chief Financial Officer were compared to the peer group market median and 75th percentile levels. Hewitt assessed the following compensation elements: base salary, actual annual incentives, actual total cash compensation (base salary plus actual bonus), annualized value of long-term incentives, actual all other compensation and actual total compensation (sum of base salary, actual bonus, annualized long-term incentive value, and all other compensation).

While the Compensation Committee compared executive pay levels with the peer group market median and 75th percentile levels, they did not benchmark pay for our executives to any specific market pay level. The Compensation Committee considered such data in addition to individual and company performance and internal equity when making decisions regarding annual incentive awards.

The second study was completed at the end of 2008 to assist the Compensation Committee in making decisions regarding the bonuses awarded in 2009 for 2008 performance. Management also used the results of this study to help guide their recommendations on bonus awards.

This peer group consisted of the following 14 companies:

American River Bankshares Canandaigua National Corp. Capital City Bank Group, Inc. Caplease Inc. Center Bancorp Inc.	Financial Federal Corp. First Long Island Corp. Marlin Business Services Inc. MCG Capital Corp. Newstar Financial Inc.	Patriot Capital Funding, Inc. PS Business Parks Sterling Bancorp Willis Lease Funding Corp.

This peer group is a modified version of the one used in early 2008 to reflect companies that management and the Compensation Committee believed to be more similar to us in their business structure and finances.

Hewitt relied on market data from the 2008 proxy statements, updated with any compensation adjustments from Form 4 and Form 8-K disclosures. The pay levels of our Chief Executive Officer, President, and Chief Financial Officer were compared to the peer group market median and 75th percentile levels. Hewitt assessed the following compensation elements: base salary, actual annual incentives, actual total cash compensation (base salary plus actual bonus), annualized value of long-term incentives, actual all other compensation and actual total compensation (sum of base salary, actual bonus, annualized long-term incentive value, and all other compensation).

Troubled Asset Relief Program

On February 27, 2009, as part of the U.S. Treasury’s Troubled Asset Relief Program Capital Purchase Program, or the CPP, for privately held institutions, Medallion Bank, our wholly owned subsidiary, issued and sold, and the U.S. Treasury purchased, (1) 11,800 shares of Medallion Bank’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A, liquidation preference of $1,000 per share, and (2) a warrant to purchase up to 590 shares of Medallion Bank’s Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B, liquidation preference of $1,000 per share, for an aggregate purchase price of approximately $11.8 million in cash.

The letter agreement pursuant to which the preferred shares and the warrant were sold subjects Medallion Bank and us to certain of the executive compensation limitations and requirements included in the Emergency Economic Stabilization Act of 2008, or the EESA. As a condition to the closing of the transaction, each of the NEOs (i) executed a waiver voluntarily waiving any claim against the U.S. Treasury, Medallion Bank or us for any changes to such NEO’s compensation or benefits that are required to comply with regulations issued by the U.S. Treasury under the CPP and acknowledging that these regulations may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements), or collectively the Benefit Plans, as they relate to the period the U.S. Treasury holds any equity or debt securities of Medallion Bank acquired through the CPP; and (ii) agreed with us and Medallion Bank to any amendments to the Benefit Plans with respect to such NEO as may be necessary to comply with Section 111 of the EESA during the period to which it applies.

EESA requires the U.S. Treasury to issue additional executive compensation standards applicable to CPP participants (which may include parent companies such as us). While the U.S. Treasury has not yet issued comprehensive guidelines or regulations on the scope and application of these standards, the standards are generally required to include, among other things, the repayment by the NEOs and other highly compensated employees of bonus amounts if the bonus was based on materially inaccurate financial information or other criteria and the prohibition of the payment or accrual of any bonus to the institution’s highest paid executive officer except through restricted stock with delayed vesting and subject to dollar limits. Furthermore, CPP participants (which may include parent companies such as us) are required to permit shareholders to vote on a non-binding resolution approving the institution’s compensation of executives.

Base Salary

We provide our NEOs with base salary as a base level of compensation to compensate them for general services rendered during the fiscal year. Base salary ranges for NEOs are determined for each executive based on each NEO’s position and duties.

Increases in annual base salary are based on a review and evaluation of an NEO’s job performance, the impact of such performance on us and the skills and experience required for the job, coupled with a comparison of these elements against those for similarly positioned executives both inside and outside our organization conducted by our President and reviewed by the Compensation Committee. Salary levels are typically determined annually as part of our performance review process as well as upon a promotion or other significant change in job responsibility. In 2008 each of our NEOs received a 3% increase in base salary, as determined by our Compensation Committee. This decision was made by the Compensation Committee at its February 2008 meeting and communicated to each NEO shortly thereafter. The Compensation Committee believed that such increase reflected a cost of living adjustment for current economic conditions.

Bonus

The Compensation Committee has the authority to award discretionary annual or periodic bonuses to our NEOs. The annual bonuses are intended to compensate NEOs for achieving financial and operational goals and for achieving individual annual performance objectives. These objectives vary depending on the individual executive, but relate generally to strategic factors such as borrowers financed or retained, new investment opportunities identified and completed and to financial factors such as raising capital, improving our results of operations and increasing the price per share of our Common Stock. We do not maintain formal targets or goals. Rather, the Compensation Committee typically reviews a variety of different factors applicable to us which may change in accordance with the changing nature of our business. Alvin Murstein’s and Andrew Murstein’s 2008 bonuses were $370,000 and $890,000, respectively, which were attributed in part to increased earnings, gains due to increased values of New York City and Chicago taxi medallions, and our outperformance of 64% of our peer group. Larry D. Hall’s 2008 bonus was $100,000, which was attributed in part to the closing of the DZ Bank credit facility and the renewal of the Citibank credit facility. Michael J. Kowalsky’s 2008 bonus was $110,000, which was attributed in part to a profitable year for the taxi medallion loan division. Brian S. O’Leary’s 2008 bonus was $110,000, which was attributed in part to low medallion and commercial loan deficiencies, the closing of the DZ Bank credit facility and the renewal of the Citibank credit facility. As part of Medallion Bank’s participation in the CPP, Andrew Murstein will not receive a 2009 bonus.

As part of our desire to align management’s interests with those of its shareholders, the Compensation Committee required each NEO receiving a bonus to either purchase shares of our Common Stock in the open market or exercise stock options, in each case with a value equivalent to 20% of the aggregate bonus amount being provided to such NEO. A purchase of stock was required to occur in the open market within 90 days of receipt of such bonus, or if prohibited by law or a trading window restriction, as soon as reasonably practicable thereafter. An exercise of stock options was required to occur as soon as reasonably practicable, as exercises without subsequent sales are exempted from our trading window restrictions. The NEOs agreed that they would hold, and not sell, dispose or otherwise transfer, the stock they purchase for at least two years from the date of acquisition without first receiving our prior written consent.

Our discretionary annual bonus is paid in cash in an amount reviewed and approved by the Compensation Committee and ordinarily is paid in a single installment in the first quarter following the completion of a given fiscal year. The Compensation Committee, however, has the discretion to declare a bonus more frequently than on an annual basis and may do so in recognition of exceptional contributions to us at other times.

Long-Term Incentive Compensation

Under the 1940 Act, the number of warrants, options or rights to subscribe or convert to our voting securities we may issue is limited. We are also limited under the 1940 Act to the types of derivative securities we may issue. Accordingly, our long-term incentive compensation program is limited to the issuance of stock options and is generally constrained in scope and nature by the parameters set forth in the 1940 Act.

Nonetheless, we believe that long-term performance is achieved through granting stock options, which creates an ownership culture that encourages long-term performance by our NEOs. Our stock option plans (discussed below) have been established to provide certain of our employees, including our NEOs, with incentives (i) to highlight and reinforce the mutuality of long-term interests between employees and shareholders and (ii) to assist in the attraction and retention of critically important key executives, managers and individual contributors who are essential to our growth and development. The Compensation Committee believes that the use of stock options is one of the drivers to achieving our compensation goals. We have not adopted formal stock ownership guidelines, and our stock option plans have provided the principal method for our NEOs to acquire equity in our company.

We have two stock option plans: the Amended and Restated 1996 Employee Stock Option Plan, which expired on May 21, 2006, and the 2006 Employee Stock Option Plan (together, the Plans). The Plans include vesting periods to optimize the retention value of options and to provide an incentive to our NEOs to achieve success over the long term. Generally, stock options vest in equal annual installments over three to five years commencing on the first anniversary of the date of grant, and if employees leave us before these vesting periods, they forfeit the unvested portions of these awards. The vesting schedules chosen are dependent on the NEO, the rationale behind such option grant, the number of options granted and the exercise price of such options.

The number of shares of Common Stock subject to option grants is generally intended to reflect the significance of an NEO’s current and anticipated contributions to us. Pursuant to the 1940 Act, the per-share exercise price of options granted by us cannot be less than 100% of the fair market value per share on the date of grant. Grants of stock options, if made, are generally granted on the date of the Compensation Committee or Board of Directors meeting held during the first quarter of each year. Grants, however, may be made by the Compensation Committee at other times. The options have value only to the extent that the current stock price is greater than the price at the time of the option grant, which directly links the interest of the NEOs with those of our shareholders. The decision to exercise an option in any particular year is primarily determined by each individual within the limits of the vesting schedule and not by our Board of Directors. As a business development company, we are constrained by the 1940 Act in the number of outstanding derivative securities we may issue. Accordingly, our Compensation Committee takes into account the number of options already outstanding when determining whether to make additional grants. In addition, the Compensation Committee takes into account the number of options available for future grant under the plan to ensure sufficient availability for future needs. The NEOs were granted options in 2008 in light of these considerations. On April 3, 2008, Mr. Alvin Murstein was granted 75,000 options, Mr. Andrew Murstein was granted 95,000 options, Mr. Larry D. Hall was granted 30,000 options, Mr. Michael J. Kowalsky was granted 30,000 options and Mr. Brian S. O’Leary was granted 30,000 options. The exercise price of all such options was $9.22. Prior to determining the 2008 option grants for our NEOs, our Compensation Committee considered the equity compensation policies of competitors and other companies with comparable capitalizations, both privately held and publicly traded, as well as the availability of options for grant under the 2006 Employee Stock Option Plan.

401(k) Plan

Since 1996, we have maintained our 401(k) Investment Plan which covers all our full- and part-time employees who have attained the age of 21 and have a minimum of one year of service. Under the 401(k) Investment Plan, an employee may elect to defer not less than 1.0% of his or her total annual compensation, up to the applicable limits set forth in the Internal Revenue Code. Employee contributions are invested in various mutual funds, according to the direction of the employee. On September 1, 1998, we elected to match employee annual contributions to the 401(k) Investment Plan in an amount equal to one-third of the first 6% of an employee’s annual contributions.

Employment Agreements and Offer Letters

We will enter into a new employment agreement with an executive officer or a candidate only when necessary to attract or retain exceptional personnel. Any employment agreement with an executive officer (a) must be approved by the Compensation Committee; (b) should have as short a term as possible and provide as few terms and conditions as are necessary to accomplish its purpose; and (c) if required by law to be available for public review, must be filed promptly with the appropriate regulatory authority.

In May 1996, Alvin Murstein, our Chairman and Chief Executive Officer, and Andrew M. Murstein, our President, entered into employment agreements with us, which were subsequently amended and restated in

May 1998. The agreements provide for a five-year term and automatically renew each year for a new five-year term unless either party terminates the agreement. The agreements provide that Alvin Murstein and Andrew M. Murstein shall receive a minimum annual base salary of $300,000 and $225,000 respectively, which may be increased by the Compensation Committee. The agreements also subject Messrs. Murstein to non-competition obligations. The agreements provide for a severance payment in the event that we terminate their employment without Cause (as defined in the agreements) or if they terminate their employment for Good Reason (as defined in the agreements). The severance payment is equal to their base salary multiplied by the number of full and partial years remaining in the term of employment at the time of termination plus legal fees and/or acceleration of vesting of any unvested options. Consistent with competitive practice, the agreements provide that if payments made to Messrs. Murstein are subject to an excise tax as excess parachute payments by the Internal Revenue Code, we will gross up the compensation to fully offset the excise taxes. However, if the payment does not exceed the excise tax threshold by more than 10%, we will reduce the payment so that no portion of the payment is subject to excise tax and no gross-up would be made. We believe that this is a best practice relating to gross-up provisions in change-in-control arrangements.

Brian S. O’Leary, our Chief Operating Officer, entered into an employment agreement with us, which became effective in November 1999 and has no termination date. Mr. O’Leary is entitled to receive an annual base salary of $190,000. Mr. O’Leary is an at-will employee but he is entitled to a severance payment of $150,000 upon a change of control if his employment is discontinued in connection therewith.

Michael J. Kowalsky, our Executive Vice President, is a party to an employment agreement with us which will terminate on June 30, 2009 subject to automatic renewals for additional one-year terms unless terminated by either party. Under the agreement, Mr. Kowalsky is entitled to an annual base salary of $245,300, annual increases at a rate no less than 3% of his then-existing base salary and a minimum bonus of $37,000. The agreement provides for a severance payment if the agreement is not renewed under certain conditions, and also a non-competition covenant.

Larry D. Hall, our Chief Financial Officer, entered into an agreement with us, which became effective in March 2003 and has no termination date. Mr. Hall is entitled to an annual base salary of $182,000. Mr. Hall is entitled to a severance payment of $112,500 if we terminate his employment without Cause (as defined in the agreement) or upon a change of control if his employment is discontinued in connection therewith.

Our Board of Directors determined that providing the modest change of control arrangements described above appropriately reflects the risk imposed on executives that a company such as ours might be acquired. These arrangements are intended to attract and retain qualified executives with employment alternatives that may appear to them to be less risky absent these arrangements, and to mitigate a potential disincentive to authorize such an acquisition, particularly where the services of these executive officers may not be required by the acquirer. For quantification of these severance and change of control benefits, please see the discussion under “Executive Compensation—Potential Payments Upon Termination or Change-in-Control” below.

Our Compensation Committee authorized the various change in control and severance provisions in recognition of the importance to us and our shareholders of assuring that we have the continued dedication and full attention of certain key employees prior to and after the consummation of a change in control event. In addition to the foregoing, the provisions are intended to ensure that, if a possible change in control should arise and a NEO should be involved in deliberations or negotiations in connection with the possible change in control, such officer would be in a position to consider as objectively as possible whether the possible change in control transaction is in our best interests and those of our shareholders, without concern for his position or financial well-being. Absent termination without cause or for good reason, or a change of control event, no NEO is entitled to either equity vesting acceleration or cash severance payments upon termination of employment.

As part of Medallion Bank’s February 2009 participation in the CPP, certain restrictions have been imposed on the compensation of the NEOs that are expected to apply for as long as Medallion Bank continues its participation in the CPP. A reasonable interpretation of these restrictions indicates a prohibition on any payment to our President, Andrew Murstein, upon his departure from our company for any reason, except for payments for services performed or benefits accrued, during the remainder of the time period of Medallion Bank’s participation in the CPP.

Pursuant to either an employment agreement or an offer letter, each officer is generally eligible for a discretionary bonus in excess of a minimum amount. However, the Compensation Committee may increase the discretionary annual bonus paid to our executive officers, and the discretionary bonus paid to each officer in 2009 for performance in 2008 generally exceeded minimum specified amounts. The actual amount of any discretionary bonus will be determined following a review of each executive’s individual performance and contribution to our strategic goals. The Compensation Committee has not fixed a maximum payout for any officers’ annual discretionary bonus. Notwithstanding the foregoing, as part of Medallion Bank’s participation in the CPP, Andrew Murstein will not receive a 2009 bonus.

Perquisites

We provide NEOs with perquisites and other personal benefits that we and the Compensation Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.

All of our NEOs except for Mr. O’Leary are provided with a monthly car allowance, which allows such NEOs to visit clients. In addition, we provide Mr. Alvin Murstein with a country club membership, an additional club membership, term life insurance and incidental costs related to his automobile such as parking and car insurance. We provide Mr. Andrew Murstein with two club memberships, incidental costs related to his automobile such as parking and car insurance and pay for his pro-rated use of our driver. The additional perquisites provided for Messrs. Murstein reflect their additional seniority and contributions to our overall organization. Attributed costs of the personal benefits for the NEOs for the fiscal year ended December 31, 2008 are included in column titled “All Other Compensation” of the Summary Compensation Table on page 37.

Other Benefits

NEOs are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance, as well as our 401(k) Investment Plan, in each case on the same basis as other employees.

Impact of Tax and Accounting Treatment

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer or any of its four other most highly compensated executive officers. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Our policy is to maximize the deductibility of compensation but does not preclude awards or payments that are not fully deductible if, in our judgment, such awards and payments are necessary to achieve our compensation objectives and to protect shareholder interests.

With our adoption, effective January 1, 2006, of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment”, or FAS 123R, which requires the recognition of compensation expense for stock options, we do not expect the accounting treatment of differing forms of equity awards to vary significantly. Accordingly, our adoption of FAS 123R is not expected to have a material effect on our selection of forms of equity compensation to be granted to our NEOs in the foreseeable future.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of Medallion Financial Corp. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Frederick A. Menowitz, Chairman

Henry D. Jackson

Stanley Kreitman

Summary Compensation Table

The following table sets forth certain compensation information for (i) our Chief Executive Officer, (ii) our Chief Financial Officer, and (iii) each of our next three most highly compensated executive officers, collectively the NEOs, for the fiscal years ended December 31, 2008, December 31, 2007, and December 31, 2006. We do not have a pension plan, a stock award plan or a non-equity incentive compensation plan, but we have established a 401(k) Investment Plan that provides matching contributions.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Alvin Murstein	2008	481,914	370,000	19,132	112,628	(2)	983,674
Chairman, Chief Executive	2007	467,878	300,000	10,176	89,720		867,774
Officer and Director	2006	454,250	270,000	24,098	82,037		830,385

Andrew M. Murstein	2008	545,037	890,000	24,234	118,273	(3)	1,577,544
President and Director	2007	529,163	860,000	10,176	109,152		1,508,491
	2006	513,750	860,000	24,098	104,796		1,502,644

Larry D. Hall	2008	239,498	100,000	7,653	—	(4)	347,151
Senior Vice President, and	2007	232,523	75,000	—	—		307,523
Chief Financial Officer	2006	225,750	60,000	847	—		286,597

Michael J. Kowalsky	2008	260,239	110,000	7,653	18,965	(5)	396,857
Executive Vice President	2007	256,449	100,000	—	18,891		375,340
	2006	248,980	88,000	712	16,342		354,034

Brian S. O’Leary	2008	293,207	110,000	7,653	—	(4)	410,860
Executive Vice President and	2007	284,666	75,000	—	—		359,666
Chief Operating Officer	2006	276,375	60,000	—	—		336,375

(1)	This amount is the dollar amount of compensation cost recognized by us for financial statement reporting purposes with respect to the fiscal years ended December 31, 2008, December 31, 2007, and December 31, 2006 in accordance with FAS 123R, including both amounts recorded as compensation expense in our income statement as well as amounts earned by the NEO that have been capitalized on our balance sheet for such fiscal year.
(2)	All other compensation for Alvin Murstein for the fiscal year ended December 31, 2008 includes $60,326 for a country club membership, our aggregate incremental costs attributable to a car lease, garage, car insurance, a club membership and term life insurance premiums paid by us for the benefit of Alvin Murstein and his spouse and amounts received pursuant to the matching program under our 401(k) Investment Plan.
(3)	All other annual compensation for Andrew M. Murstein for the fiscal year ended December 31, 2008 includes $55,469 for his pro-rated use of our driver, our aggregate incremental costs attributable to a car lease, garage, car maintenance, car insurance and two club memberships and amounts received pursuant to the matching program under our 401(k) Investment Plan.
(4)	For the other NEOs, our aggregate incremental cost of all perquisites and other personal benefits provided to each such NEOs is less than $10,000.
(5)	All other annual compensation for Michael J. Kowalsky for the fiscal year ended December 31, 2008 includes our aggregate incremental cost attributable to a car lease and amounts received pursuant to the matching program under our 401(k) Investment Plan.

Grants of Plan-Based Awards

Name	Grant Date	Option Awards: Number of Securities Underlying Options (#)(1)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Option Awards
Alvin Murstein	04/03/2008	75,000	$9.22	$76,527
Andrew M. Murstein	04/03/2008	95,000	$9.22	$96,936
Larry D. Hall	04/03/2008	30,000	$9.22	$30,611
Michael J. Kowalsky	04/03/2008	30,000	$9.22	$30,611
Brian S. O’Leary	04/03/2008	30,000	$9.22	$30,611

(1)	One-third of the options will vest on the first, second and third anniversaries of the grant date.

Outstanding Equity Awards at 2008 Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Alvin Murstein	125,000	—		$17.25	05/06/2009
	25,000	—		$11.70	05/03/2011
	75,000	—		$5.51	05/01/2012
	25,000	—		$9.07	09/17/2014
	—	75,000	(1)	$9.22	04/03/2018

Andrew M. Murstein	125,000	—		$17.25	05/06/2009
	25,000	—		$11.70	05/03/2011
	125,000	—		$5.51	05/01/2012
	47,000	—		$3.70	01/01/2013
	25,000	—		$9.07	09/17/2014
	—	95,000	(1)	$9.22	04/03/2018

Larry D. Hall	10,281	—		$15.563	10/30/2010
	25,000	—		$3.50	03/04/2013
	—	30,000	(1)	$9.22	04/03/2018

Michael J. Kowalsky	12,500	—		$4.85	06/11/2012
	22,800	—		$3.87	02/03/2013
	—	30,000	(1)	$9.22	04/03/2018

Brian S. O’Leary	16,667	—		$17.938	01/01/2010
	16,667	—		$14.625	01/01/2011
	16,667	—		$7.90	12/31/2011
	—	30,000	(1)	$9.22	04/03/2018

(1)	The options were granted on April 3, 2008. One-third of the options will vest on the first, second and third anniversaries of the grant date.

Option Exercises

The following table sets forth certain information concerning stock options exercised by the NEOs during the last fiscal year:

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Alvin Murstein	—	—
Andrew M. Murstein	—	—
Larry D. Hall	14,500	65,080
Michael J. Kowalsky	9,600	60,222
Brian S. O’Leary	—	—

Potential Payments Upon Termination or Change in Control

The following table sets forth information regarding potential payments to be made to the Named Executive Officers following an employment termination or change of control. Amounts in the table assume an employment termination or change in control on December 31, 2008. As part of Medallion Bank’s February 2009 participation in the CPP, certain restrictions have been imposed on the compensation of the NEOs that are expected to apply for as long as Medallion Bank continues its participation in the CPP. As noted above, a reasonable interpretation of these restrictions indicates a prohibition on any payment to our President, Andrew Murstein, upon his departure from our company for any reason, except for payments for services performed or benefits accrued, during the remainder of the time period of Medallion Bank’s participation in the CPP.

Name	Termination Without Cause ($)		Termination by Officer for Good Reason (Not Involving Change of Control) ($)		Disability ($)		Change of Control - Termination or Change in Employment ($)		Change of Control - Employment Agreement Assumed By New Owner ($)		Non-Renewal of Employment Agreement ($)
Alvin Murstein
Severance	4,312,848	(1)	—		—		4,312,848	(1)	—		—
Other Benefits	—		—		—		—		—		—

Andrew M. Murstein
Severance	6,937,023	(2)	—		—		6,937,023	(2)	—		—
Other Benefits	—		—		—		—		—		—

Larry D. Hall
Severance	112,500		—		—		112,500		—		—
Other Benefits	—		—		—		—		—		—

Michael J. Kowalsky
Severance	189,023	(3)	189,023	(3)	189,023	(4)	189,023	(3)	268,046	(5)	134,023	(6)
Other Benefits	13,593	(7)	13,593	(7)	13,593	(8)	13,593	(7)	—		13,593	(8)

Brian S. O’Leary
Severance	—		—		—		150,000		—		—
Other Benefits	—		—		—		—		—		—

(1)

Alvin Murstein would be entitled to an amount equal to the remainder of the salary, bonus and value of the fringe benefits which he would be entitled to receive for the balance of his current employment period, which expires on May 29, 2013. The severance payment was calculated based on his salary and bonus for the fiscal year ended December 31, 2008, and the value of his fringe benefits as of December 31, 2008. The value of Alvin Murstein’s fringe benefits includes $93,589 for a car lease, $266,441 for a country club membership, our aggregate incremental costs attributable to life insurance premiums paid by us for the benefit of Alvin Murstein and his spouse, a garage, car insurance, a club membership, health insurance and amounts received pursuant to the matching program under our 401(k) Investment Plan.

(2)	Andrew M. Murstein would be entitled to an amount equal to the remainder of the salary, bonus and value of the fringe benefits which he would be entitled to receive for the balance of his current employment period, which expires on May 29, 2013. The severance payment was calculated based on his salary and bonus for the fiscal year ended December 31, 2008, and the value of his fringe benefits as of December 31, 2008. The value of Andrew M. Murstein’s fringe benefits includes $67,064 for a country club membership, $244,987 for his pro-rated use of our driver, $76,524 for health insurance, our aggregate incremental costs attributable to a car lease, garage, car maintenance, car insurance and a club membership and amounts received pursuant to the matching program under our 401(k) Investment Plan.
(3)	Michael J. Kowalsky would be entitled to an amount equal to his salary and bonus for the balance of his current employment period, which expires on June 30, 2009. The severance payment was calculated based on his salary and bonus for the fiscal year ended December 31, 2008, with annual 3% increases to his salary as set forth in his employment agreement.
(4)	Michael J. Kowalsky would be entitled to an amount equal to his salary and bonus for the six months following termination. The severance payment was calculated based on his salary and bonus for the fiscal year ended December 31, 2008.
(5)	Michael J. Kowalsky would be entitled to an amount equal to his salary for the twelve months following termination. The severance payment was calculated based on his salary for the fiscal year ended December 31, 2008.
(6)	Michael J. Kowalsky would be entitled to an amount equal to his salary for the six months following termination. The severance payment was calculated based on his salary and bonus for the fiscal year ended December 31, 2008.
(7)	Michael J. Kowalsky would be entitled to receive his health benefits and car lease for the balance of his current employment period.
(8)	Michael J. Kowalsky would be entitled to receive his health benefits and car lease for the six months following termination.

DIRECTOR COMPENSATION

Non-employee directors are paid $35,000 for each year they serve, payable in quarterly installments, and receive $3,500 for each Board of Directors meeting per quarter attended, $3,500 for attendance at any additional Board of Directors meetings that quarter, $1,000 for each telephonic Board of Directors meeting, $1,500 for each Compensation Committee and Nominating and Governance Committee meeting attended, an additional $1,500 for the Chairperson of the Compensation Committee and Nominating and Governance Committee for each Compensation Committee and Nominating and Governance Committee meeting attended by such Chairperson, $3,000 for each Audit Committee meeting attended, $3,500 for each Executive Committee meeting attended, an additional $2,000 for the Chairperson of the Audit Committee for each Audit Committee meeting attended by such Chairperson, and are reimbursed for expenses relating thereto. Employee directors do not receive any additional compensation for their service on the Board of Directors. We do not provide any pension or retirement plan with respect to our non-employee directors.

Non-employee directors were eligible to participate in our Amended and Restated 1996 Non-Employee Director Stock Option Plan until such plan terminated on May 21, 2006. Non-employee directors are eligible to participate in our 2006 Non-Employee Director Stock Option Plan which was adopted by the Board of Directors on February 15, 2006, approved by our shareholders on June 16, 2006, and approved by the Commission on August 28, 2007. Under the 2006 Non-Employee Director Stock Option Plan, we grant an option to purchase 9,000 shares to each non-employee director elected at each annual shareholder meeting. If a non-employee director is elected by means other that an annual shareholder meeting, we automatically grant an option to purchase 9,000 shares multiplied by a fraction representing the remaining portion of such non-employee director’s three-year term. The exercise price of options granted is not less than the fair market value of our Common Stock on the date of grant, or if the stock is not quoted on the date of grant, the current net asset value of the Common Stock as determined in good faith by the members of the Board of Directors not eligible to participate in the 2006 Non-Employee Director Stock Option Plan. Options become exercisable at each annual shareholder meeting beginning on the first annual shareholder meeting following the date of grant. The number of shares which are exercisable is calculated by multiplying the number of shares in the option by a fraction which contains the number of whole months since the date of grant or the last shareholder annual meeting in the numerator, and the number of whole months for which the non-employee director was elected in the denominator. To exercise options, the optionee must remain a non-employee director. No option may be exercised more than ten years after the date on which it is granted.

Our employee directors are eligible to participate in our 401(k) Investment Plan and our 2006 Employee Stock Option Plan.

Information with respect to the aggregate compensation paid to our directors during 2008 appears below.

The following table sets forth certain compensation information for our non-employee directors for the fiscal year ended December 31, 2008.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Independent Directors
Henry L. Aaron	42,000	4,442	46,442
Henry D. Jackson	44,500	4,442	48,942
Stanley Kreitman	93,100	4,922	98,022
Frederick A. Menowitz	72,700	4,922	77,622
David L. Rudnick	76,700	4,922	81,622
Lowell P. Weicker, Jr.	76,626	4,920	81,546

Interested Directors
Mario M. Cuomo	51,700	4,920	56,620

(1)	This amount is the dollar amount of compensation cost recognized by us for financial statement reporting purposes with respect to the fiscal year ended December 31, 2008, in accordance with FAS 123R, including both amounts recorded as compensation expense in our income statement as well as amounts earned by the director that have been capitalized on our balance sheet for such fiscal year.
(2)	The following table sets forth each non-employee director’s outstanding option awards at fiscal year-end.

Name	Outstanding Option Awards (#)
Independent Directors
Henry L. Aaron	20,000
Henry D. Jackson	18,000
Stanley Kreitman	9,000
Frederick A. Menowitz	9,000
David L. Rudnick	9,000
Lowell P. Weicker, Jr.	18,000

Interested Directors
Mario M. Cuomo	18,000

Dollar Range of Equity Securities Beneficially Owned By the Directors

The following table sets forth the dollar range of our equity securities beneficially owned by each of our directors as of April 21, 2009. We are not part of a “family of investment companies,” as that term is defined in the 1940 Act.

Name of Director	Dollar Range of Equity in Our Securities(1)
Independent Directors
Henry L. Aaron	[ ]
Henry D. Jackson	[ ]
Stanley Kreitman	[ ]
Frederick A. Menowitz	[ ]
David L. Rudnick	[ ]
Lowell P. Weicker, Jr.	[ ]

Interested Directors
Mario M. Cuomo	[ ]
Alvin Murstein	[ ]
Andrew M. Murstein	[ ]

(1)	Dollar ranges are as follows: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or over $100,000.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of December 31, 2008, concerning shares of Common Stock authorized for issuance under our equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	1,729,187	(1)	$10.25	293,732	(2)
Equity compensation plans not approved by shareholders	N/A		N/A	N/A
Total	1,729,187		$10.25	293,732

(1)	This number includes 1,084,919 shares of Common Stock to be issued upon the exercise of outstanding options under the Amended and Restated 1996 Employee Stock Option Plan, 543,268 shares of Common Stock to be issued upon the exercise of outstanding options under the 2006 Employee Stock Option Plan, 38,000 shares of Common Stock to be issued upon the exercise of outstanding options under the Amended and Restated 1996 Non-Employee Director Stock Option Plan and 63,000 shares of Common Stock to be issued upon the exercise of outstanding options under the 2006 Non-Employee Director Stock Option Plan.
(2)	This number includes 256,732 shares of Common Stock reserved for issuance under the 2006 Employee Stock Option Plan and 37,000 shares of Common Stock reserved for issuance under the 2006 Non-Employee Director Stock Option Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are Messrs. Menowitz, Jackson, and Kreitman.

No interlocking relationships exist between the Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the current Compensation Committee was our officer or employee at any time during the year ended December 31, 2008. None of our executive officers or directors serves on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

STOCK REPURCHASE PROGRAM

On November 3, 2004, our Board of Directors authorized our management to repurchase up to $10,000,000 of our Common Stock. Previously, on November 4, 2003, our Board of Directors authorized an initial repurchase of up to $10,000,000 of our Common Stock. This additional authorization increased our stock repurchase program to a total of $20,000,000 in our Common Stock.

We are hereby advising you that we have extended the terms of our stock repurchase program. Purchases will commence no earlier than the thirtieth (30th) calendar day following the mailing date of this notice, and are expected to conclude on the one hundred eightieth (180th) calendar day following the commencement of the purchases.

Under the terms of our stock repurchase program, we are permitted to repurchase our Common Stock in the open market from time-to-time pursuant to applicable securities laws and regulations. If we have not repurchased the additional $10,000,000 of our Common Stock by the end of the period set forth above, we are permitted to extend the term of our stock repurchase program for an additional period or periods, until we have repurchased up to the total amount authorized under our stock repurchase program.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Mario M. Cuomo is our director and is of counsel in the law firm of Willkie Farr & Gallagher LLP, which serves as our legal counsel in connection with various matters. We have paid Willkie Farr & Gallagher LLP approximately $404,000 in legal fees for the fiscal year ended December 31, 2008. Mr. Cuomo does not have a direct interest in the payment of such legal fees, but has an indirect interest in such fees as an employee of the law firm.

Certain of our directors, officers and shareholders are also directors or director nominees of our wholly owned subsidiaries and controlled portfolio companies, including Medallion Funding Corp., Medallion Capital, Inc., Freshstart Venture Capital Corp., Medallion Bank, Sports Properties Acquisition Corp. and National Security Solutions Inc. Officer salaries are set by our Board of Directors.

Section 57 of the 1940 Act prohibits some transactions with affiliates described therein without exemptive relief from the Commission and other transactions with affiliates described therein without a required majority of directors. A required majority means both majority approval of directors who have no financial interest in the transaction, plan or arrangement and a majority of directors who are not interested persons. In addition, Section 404 of Regulation S-K requires us to disclose certain other related party transactions. Our Board of Directors also recognizes that transactions with affiliates and other related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). Therefore, we maintain a Related and Affiliated Party Transactions Policy (codified as a written policy and adopted by the Board of Directors on February 13, 2008) that requires management to ensure no transactions with affiliates or related party transactions occur unless the Board of Directors has been briefed on the transaction and has approved the proposed transaction by the required majority. The Board of Directors may, in its sole discretion, approve or deny any transactions with affiliates or related party transactions and approval may be conditioned upon any other actions the Board of Directors deems appropriate. Failure to follow the approval process can lead to disciplinary action including termination.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of Regulation S-K require our directors and executive officers, and any persons holding more than 10% of any class of our equity securities, to report their ownership of such equity securities and any subsequent changes in that ownership to the Commission, the NASDAQ Global Select Market and us. These persons are required to provide us with copies of all Section 16(a) forms they file. Based solely on our review of these forms and written representations from the executive officers and directors, we believe that all Section 16(a) filing requirements were met during fiscal year 2008.

OTHER MATTERS OF BUSINESS

We are not aware of any business to be acted upon at the Annual Meeting other than that which is set forth in this proxy statement. In the event that any other business requiring the vote of shareholders is properly presented at the Annual Meeting, the holders of the proxies will vote your shares in accordance with their best judgment.

FORM 10-K

We filed an Annual Report on Form 10-K for the year ended December 31, 2008 with the Commission on March 13, 2009. Shareholders may obtain a copy of this report, without charge, by writing to Marie Russo, Senior Vice President and Secretary, at our principal offices located at 437 Madison Avenue, 38th Floor, New York, New York 10022.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

In order for a shareholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, the written proposal must be received by us no later than December 31, 2009. Such proposal will also need to comply with the Commission regulations regarding the inclusion of shareholder proposals in our sponsored proxy materials. Similarly, in order for a shareholder proposal to be raised from the floor during next year’s annual meeting, written notice must be received by us no later than March 16, 2010.

By Order of the Board of Directors,

MARIE RUSSO,

Secretary

April 30, 2009

THE BOARD OF DIRECTORS ENCOURAGES SHAREHOLDERS TO ATTEND THE
MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE,
DATE, SIGN AND RETURN THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD IN
THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE
ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED.

Exhibit I

MEDALLION FINANCIAL CORP.

2009 EMPLOYEE RESTRICTED STOCK PLAN

1. PURPOSE OF THE PLAN

The purpose of this Medallion Financial Corp. 2009 Employee Restricted Stock Plan (this “Plan”) is to (i) provide long-term incentive compensation to the employees of Medallion Financial Corp. (the “Company”) that is tied to the performance of the Company’s common stock to encourage employees to contribute to the Company’s long-term success through stock ownership and thereby align the employees’ financial interests with those of the Company’s stockholders, (ii) encourage employee retention, and (iii) provide a mechanism to attract high quality employees as necessary.

2. ADMINISTRATION

This Plan shall be administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (“Board”), which shall be comprised solely of directors who are not interested persons of the Company within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “Act”). The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (i) select eligible employees to receive awards under the Plan, (ii) grant restricted stock awards, (iii) determine the number of shares of the Company’s common stock, par value $0.01 per share (“Shares”) subject to, and other terms and conditions of, and all other matters relating to, awards, (iv) prescribe award agreements (which need not be identical for each award recipient) and rules and regulations for the administration of the Plan, (v) construe and interpret the Plan and award agreements granted hereunder and correct defects, supply omissions, or reconcile inconsistencies therein, and (vi) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action or decision of the Committee relating to the administration or interpretation of the Plan shall be final, conclusive and binding on all persons, including, without limitation, the Company, its affiliates, eligible employees, award recipients and each of their beneficiaries. To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any of its affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including but not limited to administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any award granted under the Plan to any person who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, shall be expressly approved by the Committee.

3. SHARES SUBJECT TO THE PLAN

Awards under the Plan shall consist of Shares. Subject to the provisions hereof concerning adjustment, the total number of Shares that may be awarded under this Plan shall not exceed 800,000 Shares. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of shares previously counted in connection with an award. To the extent that an award expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery to the award recipient of the full number of Shares to which the award related, the undelivered Shares will again be available for grant. Shares withheld or surrendered in payment of the taxes relating to an award shall be deemed to constitute Shares not delivered to the award recipient and shall be deemed to again be available for awards under the Plan; provided, however, that such Shares shall not become available for issuance hereunder if at the time the applicable Shares are withheld or surrendered, it would constitute a material amendment of the Plan subject to stockholder approval under any then-applicable rules of the national securities exchange on which the Shares are listed. Shares delivered under the Plan may consist of authorized and unissued Shares or previously issued Shares reacquired by the Company on the open market or by private purchase.

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4. ELIGIBILITY

Awards under the Plan may be granted to (i) employees of the Company or of any of its affiliates, including any such person who may also be a director of the Company and/or its affiliates and (ii) any person who has been offered employment by the Company or its affiliates; provided, that such prospective employee may not receive any payment relating to an award until such person has commenced employment with the Company or its affiliates. An employee on an approved leave of absence may be considered as still in the employ of the Company or its affiliates for purposes of eligibility for participation in the Plan.

5. AWARDS

All Shares granted to Participants under the Plan will be governed by an award agreement. The agreement documenting each award of Shares shall contain such terms and conditions as the Committee from time to time shall deem advisable, including, but not limited to, the number of Shares subject to the award, the vesting conditions and forfeiture restrictions, the lapse of which may be based on continued service to the Company or its affiliates and/or the achievement of specified performance objectives. Performance objectives may be based on specified levels of any one or more of the following business criteria: operating income, growth in operating income, capital gains, asset quality, levels of non-accrual or other challenged investments, investment charge-offs, asset growth, revenue, revenue growth, operating efficiency, division, group or corporate financial goals, total stockholder return, attainment of strategic and operational initiatives, appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company, and/or comparisons with various stock market indices. The Committee shall have the power to impose such other conditions or restrictions on awards as it may deem necessary or appropriate to ensure that such awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. Agreements governing awards made to different Participants or to the same Participant at different times may contain different terms, conditions and restrictions. In the case of any discrepancy between the mandatory provisions of the Plan and the terms of any award agreement, the Plan provisions shall control.

6. LIMITATIONS ON AWARDS

Awards shall be subject to the following limitations:

(A) No Participant may be granted more than 200,000 Shares in any fiscal year.

(B) The total number of Shares that may be outstanding pursuant to awards under all of the Company’s compensation plans shall not exceed ten percent (10%) of the total number of Shares authorized and outstanding at any time.

(C) The amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options, and rights, together with any outstanding and unvested shares of restricted stock issued pursuant to this Plan and any other compensation plan of the Company, at the time of issuance shall not exceed twenty-five percent (25%) of the outstanding voting securities of the Company, provided, however, that if the amount of voting securities that would result from the exercise of all of the Company’s outstanding warrants, options, and rights issued to the Company’s directors, officers, and employees, together with any outstanding and unvested shares of restricted stock issued pursuant to this Plan and any other compensation plan of the Company, would exceed fifteen percent (15%) of the outstanding voting securities of the Company, then the total amount of voting securities that would result from the exercise of all outstanding warrants, options, and rights, together with any outstanding and unvested shares of restricted stock issued pursuant to this Plan, at the time of issuance shall not exceed twenty percent (20%) of the outstanding voting securities.

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7. TRANSFERABILITY OF RESTRICTED STOCK

During the time any Shares are subject to vesting conditions or forfeiture restrictions, Shares shall not be transferable other than to the spouse or lineal descendants (including adopted children) of the Participant, any trust for the benefit of the Participant or the benefit of the spouse or lineal descendants (including adopted children) of the Participant, or the guardian or conservator of the Participant (“Permitted Transferees”).

8. ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

Subject to any required action by the stockholders of the Company and the provisions of applicable corporate law, the aggregate number of Shares which may be granted pursuant to awards under the Plan (as set forth in Section 3 hereof), the number of Shares covered by each outstanding award shall be equitably and proportionally adjusted or substituted, as determined by the Committee, as to the number, kind of a Share or other consideration subject to such awards (i) in the event of changes in the outstanding Shares or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such award, (ii) in connection with any extraordinary dividend declared and paid in respect of Shares, whether payable in the form of cash, stock or any other form of consideration; or (iii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan.

9. WITHHOLDING

As a condition to the vesting or lapse of any forfeiture restrictions of any award, the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the minimum amount of all federal, state and local income and other taxes of any kind required or permitted to be withheld in connection with such vesting or lapse. The Committee, in its discretion, may permit Shares to be used to satisfy tax withholding requirements and such Shares shall be valued at their fair market value as of the settlement date of the award; provided, however, that the aggregate fair market value of the number of Shares that may be used to satisfy tax withholding requirements may not exceed the minimum statutorily required withholding amount with respect to such award.

10. MISCELLANEOUS PROVISIONS

(A) The Board will review the Plan at least annually. In addition, the Committee will review periodically the potential impact that issuances of awards under this Plan could have on the Company’s earnings and net asset value per Share, such review to take place prior to any decisions to grant awards under this Plan, but in no event less frequently than annually. The Committee is authorized to take appropriate steps to ensure that neither the grant of nor the lapsing of the forfeiture restrictions on awards under this Plan would have an effect contrary to the interests of the Company or the Company’s stockholders. This authority includes the authority to prevent or limit the granting of additional awards under this Plan.

(B) The granting of any award under the Plan shall not impose upon the Company any obligation to employ or continue to employ any Participant, and the right of the Company to terminate the employment of any Participant or other employee shall not be diminished or affected by reason of the fact that an award has been made under the Plan to such Participant.

(C) All awards under this Plan shall be made within five years from the date the Plan (or any amendment thereto requiring stockholder approval pursuant to the Code) is approved by the stockholders of the Company.

(D) Any notices given in writing shall be deemed given if delivered in person or by certified mail; if given to the Company addressed to its Corporate Secretary at Medallion Financial Corp., 437 Madison Avenue, 38th Floor, New York, NY 10022.

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(E) This Plan and all actions taken by those acting under this Plan shall be governed by the substantive laws of Delaware without regard to any rules regarding conflict-of-law or choice-of-law.

(F) All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.

11. AMENDMENT AND TERMINATION

The Board at any time, and from time to time, may amend the Plan; provided, however, that the Board shall not, without stockholder approval, make any amendment to the Plan that requires stockholder approval pursuant to applicable law or the applicable rules of the national securities exchange on which the Stock is principally listed.

The Board or the Committee, at any time, and from time to time, may amend the terms of any one or more awards; provided, however, that the rights under any award shall not be impaired by any such amendment unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Section 8 hereof, shall constitute an amendment of an award for such purpose). This Plan shall terminate when all Shares authorized for delivery pursuant to Section 3 hereunder (including any Shares that have become available for delivery on account of the expiration of any award, or the withholding or surrender of Shares in connection with any award, or as otherwise provided in Section 3) have been delivered and the forfeiture restrictions on all awards have lapsed, or by action of the Board pursuant to this paragraph, whichever shall first occur.

12. EFFECTIVE DATE OF THE PLAN

The Plan shall become effective upon the latest to occur of (1) adoption by the Board, (2) approval of this Plan by the stockholders of the Company and (3) approval of this Plan by the Securities and Exchange Commission.

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Exhibit II

MEDALLION FINANCIAL CORP.

AMENDED AND RESTATED 2006 NON-EMPLOYEE DIRECTOR STOCK

OPTION PLAN

1. Definitions

In this Plan, except where the context otherwise indicates, the following definitions apply:

1.1. “Affiliate” means parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting “the Company” for “employer corporation”), including parents or subsidiaries of the Company which become such after adoption of the Plan.

1.2. “Agreement” means a written agreement granting an Option that is executed by the Company and the Optionee.

1.3. “Board” means the Board of Directors of the Company.

1.4. “Code” means the Internal Revenue Code of 1986, as amended.

1.5. “Committee” means a committee consisting of Directors of the Company who are not eligible to participate in the Plan.

1.6. “Common Stock” means the common stock, par value $.01 per share, of the Company.

1.7. “Company” means Medallion Financial Corp., a Delaware corporation.

1.8. “Date of Exercise” means the date on which the Company receives notice of the exercise of an Option in accordance with the terms of Section 7.

1.9. “Date of Grant” means the date on which an Option is granted under the Plan.

1.10. “Director” means a member of the Board of the Company.

1.11. “Eligible Director” means any Director who is not an Employee.

1.12. “Effective Date” means the date on which the Plan or any amendment is adopted by the Board, approved by the Company’s stockholders and approved by the SEC.

1.13. “Employee” means any employee of the Company or an Affiliate.

1.14. “Fair Market Value” means the closing price of the Common Stock as reported in the Wall Street Journal, Northeast Edition, as quoted on the NASDAQ Global Select Market on the date of grant, or if no such market value exists, the fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose.

1.15. “Incentive Stock Option” means an Option granted under the Plan that qualifies as an incentive stock option under Section 422 of the Code and that the Company designates as such in the Agreement granting the Option.

1.16. “1940 Act” means the Investment Company Act of 1940, as amended.

1.17. “Nonstatutory Stock Option” means an Option granted under the Plan that is not an Incentive Stock Option.

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1.18. “Option” means an option to purchase Shares granted under the Plan.

1.19. “Option Period” means the period during which an Option may be exercised.

1.20. “Option Price” means the price per Share at which an Option may be exercised; provided, however, that the Option Price shall not be less than the Fair Market Value as of the Date of Grant. The Option Price of any Option shall be subject to adjustment to the extent provided in Section 9 hereof, subject to Section 6.5 hereof.

1.21. “Optionee” means an Eligible Director to whom an Option has been granted.

1.22. “Plan” means Medallion Financial Corp. Amended and Restated 2006 Non-Employee Director Stock Option Plan.

1.23. “SEC” means the Securities and Exchange Commission.

1.24. “Share” means a share of Common Stock.

2. Purpose

The Plan is intended to assist the Company in attracting and retaining qualified persons to serve on the Board of the Company and to encourage ownership of stock of the Company by such Directors so as to provide additional incentives to promote the success of the Company.

3. Administration

This Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (i) prescribe Option agreements (which need not be identical for each Option recipient) and rules and regulations for the administration of the Plan, (ii) construe and interpret the Plan and award agreements granted hereunder and correct defects, supply omissions, or reconcile inconsistencies therein, (iii) change the automatic formula for Option grants pursuant to Section 6, both as to number of Shares and timing of grant, (iv) change the vesting and exercisability conditions for Options upon grant, (v) accelerate the exercisability of any outstanding Option for any reason, (vi) grant Options to Eligible Directors on a discretionary basis, and (vii) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action or decision of the Committee relating to the administration or interpretation of the Plan shall be final, conclusive and binding on all persons, including, without limitation, the Company, Eligible Directors, Option recipients and each of their beneficiaries. The Committee may appoint agents to assist it in administering the Plan.

4. Eligibility

Options may be granted only to Eligible Directors and they shall only be eligible to receive Nonstatutory Stock Options.

5. Stock Subject to the Plan

5.1. Subject to adjustment as provided in Section 9, the maximum number of Shares that may be issued under the Plan is 200,000 Shares.

5.2. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of shares previously counted in connection with an Option. To

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the extent that an option expires or is canceled or forfeited, or otherwise terminated without a delivery to the award recipient of the full number of Shares to which the Option related, the undelivered Shares will again be available for grant. Shares withheld or surrendered in payment of the taxes relating to an award shall be deemed to constitute Shares not delivered to the award recipient and shall be deemed to again be available for awards under the Plan; provided, however, that such Shares shall not become available for issuance hereunder if at the time the applicable Shares are withheld or surrendered, it would constitute a material amendment of the Plan subject to stockholder approval under any then-applicable rules of the national securities exchange on which the Shares are listed. Shares delivered under the Plan may consist of authorized and unissued Shares or previously issued Shares reacquired by the Company on the open market or by private purchase.

6. Options

6.1. Unless otherwise determined by the Committee, at each annual meeting of the stockholders of the Company after the Effective Date of the Plan, each Eligible Director elected or re-elected at such meeting to a three-year term shall automatically be granted upon such election an Option to purchase 9,000 shares of Common Stock with an Option Price equal to the Fair Market Value on the Date of Grant. In addition, unless otherwise determined by the Committee, upon the election of an Eligible Director other than at an annual meeting of stockholders (whether by the Board or the stockholders and whether to fill a vacancy or otherwise), each such Eligible Director shall automatically be granted an Option to purchase that number of shares that is determined by multiplying 9,000 by a fraction, the numerator of which shall equal the number of whole months remaining in the newly elected Director’s term and the denominator of which shall be 36. Each such Option shall have an Option Price equal to the Fair Market Value on the Date of Grant. For example, if an Eligible Director is elected to an 18 month term of office and an Eligible Director elected to a full three year term of office would have received an Option to purchase 9,000 shares of Common Stock, then the Eligible Director elected to the 18 month term would receive an Option to purchase 4,500 shares of Common Stock. Each Option granted under the Plan shall be clearly identified as a Nonstatutory Stock Option and shall be evidenced by an Agreement that specifies the terms and conditions of the grant. Options granted to Eligible Directors shall be subject to the terms and conditions set forth in this Section 6 and such other terms and conditions not inconsistent with this Plan as the Committee may specify.

6.2. In addition to or in lieu of the automatic Option grant set forth in Section 6.1 herein, the Committee may grant Options to Eligible Directors on a discretionary basis as it determines to be appropriate, with such terms and conditions as it determines to be appropriate.

6.3. The term of each Option granted under this Plan shall be ten years from the Date of Grant.

6.4. Unless otherwise determined by the Committee, Options granted under this Plan shall vest and become exercisable as to one-third of the number of shares covered by such Option on each of the first three anniversaries of the Date of Grant. Directors holding exercisable Options under this Plan who cease to be Eligible Directors for any reason, other than permanent disability or death or removal for cause, may exercise the rights they had under such Options at the time they ceased being an Eligible Director for three months following the date on which such Director ceased to be an Eligible Director; provided, however, no additional Options held by such Directors shall become exercisable thereafter. In the event of removal of the Eligible Director for cause, all outstanding options held by such Eligible Director, whether exercisable or not, shall terminate as of the date of the Eligible Director’s removal. Upon the permanent disability or death of a Director, those entitled to do so under the Director’s will or the laws of descent and distribution shall have the right, at any time within twelve months after the date of permanent disability or death, to exercise in whole or in part any rights which were available to the Director at the time of his or her death. Options granted under the Plan shall terminate, and no rights thereunder may be exercised, after the expiration of ten years from their Date of Grant.

6.5. Notwithstanding anything to the contrary in this Plan, without the approval of the stockholders of the Company, no Option shall be issued in exchange for or as a reissuance of any outstanding Option or, except for

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the payment of cash dividends as provided in Section 9.2, the Option Price for any outstanding Option shall not be changed, if the effect of such exchange or change would be to reduce the Option Price for any outstanding Option, except as necessary to reflect the effect of a stock split, stock dividend or similar event.

7. Exercise of Options

7.1. An Option may, subject to the terms of the applicable Agreement under which it is granted, be exercised in whole or in part by the delivery to the Company of written notice of the exercise, in such form as the Committee may prescribe, accompanied by full payment of the Option Price for the Shares with respect to which the Option is exercised as provided in Section 7.2 hereof.

7.2. Payment of the aggregate Option Price for the Shares with respect to which an Option is being exercised shall be made in cash; provided, however, that the Committee, in its sole discretion, may provide in an Agreement that part or all of such payment may be made by the Optionee by delivery on a form prescribed by the Committee of a properly executed exercise notice and irrevocable instructions to a registered securities broker approved by the Committee to sell Shares and promptly deliver cash to the Company.

8. Restrictions on Transfer

Options shall not be transferable other than by will or the laws of descent and distribution. An Option may be exercised during the Optionee’s lifetime only by the Optionee or, in the event of his or her permanent disability, by his or her legal representative. The Shares acquired pursuant to the Plan shall be subject to such restrictions and agreements regarding sale, assignment, encumbrances, or other transfers or dispositions thereof (i) as are in effect among the stockholders of the Company at the time such Shares are acquired, (ii) as the Committee shall deem appropriate and (iii) as are required by applicable law.

9. Capital Adjustments, Merger and Change in Control

9.1. Effective upon the receipt of the requisite approval of this plan by the SEC, in the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up (or reverse stock split), recapitalization, reclassification, reorganization, reincorporation, combination or exchange of shares, merger, consolidation, liquidation or similar change in corporate structure, the Committee may, in its discretion and to the minimum extent necessary to compensate for the effect thereof, provide for a substitution for or adjustment in (i) the number and class of Shares subject to outstanding Options, (ii) the Option Price of outstanding Options, and (iii) the aggregate number and class of Shares that may be issued under the Plan.

9.2 In order to preserve an Eligible Director’s rights under an Option in the event of a consolidation or merger of the Company with another corporation, or the sale or exchange of all or substantially all of the assets of the Company or a reorganization or liquidation of the Company or any similar change in control of the Company, the Committee in its discretion subject to applicable law may at any time take one or more of the following actions: (i) provide for acceleration of any time period relating to the exercise or payment of the Option, (ii) provide for payment to the Eligible Director of cash or other property with a fair market value equal to the amount that would have been received upon the exercise or payment of the Option had the Option been exercised or paid upon the change in control, (iii) adjust the terms of the Option in a manner determined by the Committee to reflect the change in control, (iv) cause the Option to be assumed, or new rights substituted thereof, by another entity, or (v) make such other provision as the Committee may consider equitable to the Eligible Director and in the best interests of the Company.

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10. Termination and Amendment

The Board at any time, and from time to time, may amend the Plan; provided, however, that the Board shall not, without stockholder approval, make any amendment to the Plan that requires stockholder approval pursuant to applicable law or the applicable rules of the national securities exchange on which the Stock is principally listed.

The Board, at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless the holder consents in writing (it being understood that no action taken by the Board that is expressly permitted under the Plan, including, without limitation, any actions described in Section 9 hereof, shall constitute an amendment of an award for such purpose). This Plan shall terminate when all Shares authorized for delivery pursuant to Section 5 hereunder (including any Shares that have become available for delivery on account of the expiration of any Option, or the withholding or surrender of Shares in connection with any Option, or as otherwise provided in Section 5) have been delivered and all outstanding Options have either been exercised or expired, or by action of the Board pursuant to this paragraph, whichever shall first occur.

11. Modification, Extension and Renewal of Options; Substituted Options

11.1. Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew the terms of any outstanding Options, or accept the surrender of outstanding Options granted under the Plan or options granted under any other plan of the Company or an Affiliate (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Subject to Section 6.5, any such substituted Options may specify a longer term than the surrendered options or have any other provisions that are authorized by the Plan. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Optionee, impair any of the Optionee’s rights or obligations under such Option.

11.2. Anything contained herein to the contrary notwithstanding, Options may, at the discretion of the Committee, be granted under the Plan in substitution for options to purchase shares of capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. The terms and conditions of the substitute Options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the options in substitution for which they are granted.

12. Effectiveness of the Plan

The Plan and any amendment thereto shall be effective on the Effective Date.

13. Withholding

The Company’s obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Option shall be subject to the satisfaction of applicable federal, state and local tax withholding requirements. To the extent provided in the applicable Agreement and in accordance with rules prescribed by the Committee, an Optionee may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (i) tendering a cash payment, (ii) authorizing the Company to withhold Shares otherwise issuable to the Optionee, or (iii) delivering to the Company already owned and unencumbered Shares. To the extent the Committee permits Shares to be withheld or delivered to satisfy tax withholding requirements such Shares shall be valued at their fair market value as of the Date of Exercise; provided, however, that the aggregate fair market value of the number of Shares that may be used to satisfy tax withholding requirements may not exceed the minimum statutorily required withholding amount with respect to such award.

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14. Term of the Plan

Unless sooner terminated by the Board pursuant to Section 10, the Plan shall terminate on February 15, 2016, and no Options may be granted after such date. The termination of the Plan shall not affect the validity of any Option outstanding on the date of termination.

15. Indemnification of Committee

In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

16. General Provisions

16.1. The establishment of the Plan shall not confer upon any Eligible Director any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in the Plan.

16.2. Neither the Plan, nor the granting of an Option or any other action taken pursuant to the Plan, shall constitute an agreement or understanding, express or implied, that the Company will retain an Optionee as a Director for any period of time or at any particular rate of compensation. No Director shall have any rights as a stockholder with respect to the shares covered by his or her Option until the date he or she exercises such Option and pays the Option price to the Company, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such Option is exercised and paid for.

16.3. Neither the adoption of this Plan nor its submission to the stockholders, shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, otherwise than under this Plan, or to adopt other stock option or restricted stock plans or to impose any requirement of stockholder approval upon the same.

16.4. The interests of any Eligible Director under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in an Agreement.

16.5. This Plan and all actions taken by those acting under this Plan shall be governed by the substantive laws of Delaware without regard to any rules regarding conflict-of-law or choice-of-law.

16.6. The Committee may require each person acquiring Shares pursuant to Options hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange or interdealer quotation system upon which the Common Stock is then listed or quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions. The certificates for Shares acquired pursuant to an Option may also include any legend which the Committee deems appropriate to reflect restrictions contained in this Plan or in the applicable Agreement or to comply with the Delaware General Corporation Law.

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16.7. The obligation of the Company to deliver Shares upon exercise of any Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Option to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any Shares pursuant to an Option unless such Shares have been properly registered for sale with the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or unless the Company has received the advice of counsel, satisfactory to the Company, that such Shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the Shares to be offered or sold under the Plan.

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APPENDIX A

MEDALLION FINANCIAL CORP.

ANNUAL MEETING OF SHAREHOLDERS - June 5, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received notice of the meeting and the proxy statement, hereby appoints Alvin Murstein and Marie Russo, and each of them, as proxies for the undersigned, with full power of substitution to act and to vote all the shares of Common Stock of Medallion Financial Corp. held of record by the undersigned on April 21, 2009, the record date, at the annual meeting of shareholders to be held at The Harmonie Club, 4 East 60th Street, New York, New York 10022 on the 5 th day of June 2009, at 10:00 a.m., Eastern Daylight Saving Time, or any adjournment thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, 4 AND 5.

IMPORTANT - PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD AS SOON AS POSSIBLE.

Please date, sign and mail your proxy

card back as soon as possible!

Annual Meeting of Stockholders

MEDALLION FINANCIAL CORP.

June 5, 2009

Please Detach and Mail in the Envelope Provided

A ☒	Please mark your votes as in this example.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4 AND 5.

1. Election of Directors			2.	Proposal to ratify the appointment of Weiser LLP as Medallion Financial Corp.’s Independent Registered Public Accounting Firm	FOR ☐	AGAINST ☐	ABSTAIN ☐
	Nominees:	Stanley Kreitman Frederick A. Menowitz David L. Rudnick
☐	FOR ALL NOMINEES
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		3.	Proposal to approve a non-binding advisory resolution regarding executive compensation	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐	FOR ALL EXCEPT

(See instructions below)			4.	Proposal to approve the adoption of Medallion Financial Corp.’s 2009 Employee Restricted Stock Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the name of each nominee you wish to withhold here:

			5.	Proposal to approve an amendment to Medallion Financial Corp.’s 2006 Non-Employee Director Stock Option Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐

			In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

				MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Signature _________________________ Signature __________________________ Dated: ____________, 2009

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. FOR JOINT ACCOUNTS, EACH OWNER SHOULD SIGN. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE OR GUARDIAN, ETC. PLEASE GIVE YOUR FULL TITLE.